UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cerevel Therapeutics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2023

Dear Stockholder:

At Cerevel, we are dedicated to unraveling the mysteries of the brain to treat neuroscience disease, and our targeted approach to treating neuroscience diseases focuses on three key factors: we combine a deep expertise in neurocircuitry, or “how the brain is wired,” with a focus on targeted receptor subtype selectivity, and then leverage our differentiated approach to pharmacology to develop potential new medications for the millions of people who need them. We are a team of dedicated and diverse leaders who are anchored in our core values of trust, courage, respect, curiosity and compassion. Our mission is to push boundaries, develop solutions and transform the lives of patients living with some of the most vexing neuroscience diseases, including schizophrenia, Alzheimer's disease psychosis, epilepsy, panic disorder and Parkinson’s disease.

For Cerevel, 2022 was a particularly productive and successful year as we remained steadfast and focused on our mission to transform what is possible in neuroscience diseases:

•
In December 2022, we announced positive results in an ambulatory blood pressure monitoring trial for emraclidine, our M4-selective positive allosteric modulator, that provided clear evidence that emraclidine does not induce an increase in blood pressure with chronic dosing in people living with schizophrenia. These results provided another example of Cerevel’s disciplined approach to drug development and validate the potential of emraclidine to be a transformative treatment for people living with schizophrenia. We are currently evaluating emraclidine in two adequately-powered placebo-controlled Phase 2 trials in schizophrenia, known as EMPOWER-1 and EMPOWER-2, as well as a corresponding open-label safety extension trial, known as EMPOWER-3. We also initiated a Phase 1 multiple ascending dose trial of emraclidine in healthy elderly volunteers in the fourth quarter of 2022 to support development in a second potential indication of Alzheimer's disease psychosis.
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In August 2022, we completed a $599 million dual convertible debt and equity financing, which strengthened our balance sheet and extended our cash runway into 2025.
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We began the year by announcing positive topline results for darigabat, our alpha-2/3/5-selective GABAA receptor positive allosteric modulator, in a Phase 1 clinical trial in healthy volunteers in acute anxiety. We have selected panic disorder as the second indication for development of darigabat and plan to initiate a Phase 2 proof-of-concept trial of darigabat in panic disorder. Darigabat is also being evaluated in the Phase 2 REALIZE proof-of-concept trial and corresponding open-label safety extension trial in focal epilepsy.
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We continued to advance the rest of our broad and deep pipeline, with a registration-directed Phase 3 program for tavapadon, our D1/D5-selective dopamine partial agonist, which includes two trials as monotherapy in early-stage Parkinson’s, known as TEMPO-1 and TEMPO-2, one trial as adjunctive therapy in late-stage Parkinson’s, known as TEMPO-3, and an open-label extension trial, known as TEMPO-4; a Phase 2a exploratory trial of CVL-871, our D1/D5-selective dopamine partial agonist for the treatment of dementia-related apathy; and an early clinical and preclinical pipeline across multiple potential neuroscience indications, including CVL-354, our selective kappa opioid receptor antagonist for the treatment of major depressive disorder and substance use disorder, our selective PDE4 inhibitor (PDE4D-sparing) program for the treatment of psychiatric, neuroinflammatory and other disorders and our selective M4 agonist program for the treatment of psychiatric and neurological indications.

We also continued to make progress on our corporate citizenship goals, which focused on how we engage with our people, partners and patients. We increased Black representation in our employee ranks, targeted new spend commitments with suppliers who have a commitment to diversity, equity and inclusion, or DE&I, and implemented measurable DE&I elements throughout the clinical trial lifecycle, spanning study planning (selecting sites in diverse geographies), study conduct (quarterly reviews of demographic data, including changes or trends) and study closeout (post hoc review of demographic data to inform future study planning). Our commitment to corporate citizenship is supported by our 11-member board of directors, which includes three women and four racial minorities.

We invite you to hear more about our progress by joining the virtual 2023 Annual Meeting of Stockholders of Cerevel Therapeutics Holdings, Inc. on Wednesday, June 7, 2023, at 9:00 a.m. ET, which we refer to as the Annual Meeting. The Annual Meeting will take place via live webcast, providing stockholders with the ability to participate, vote their shares and ask questions. We are mailing the Notice of Internet Availability of Proxy Materials on or about April 28, 2023. Additional information about the Annual Meeting, including instructions for accessing our proxy materials and voting, as well as information about the agenda for the Annual Meeting, are described in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is very important. Whether or not you plan to join the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is counted, please carefully review the accompanying Notice of Annual Meeting and proxy statement and cast your vote as soon as possible, even if you plan to attend the Annual Meeting. Only Cerevel stockholders of record as the close of business on April 10, 2023 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

At Cerevel, we seek to become the premier neuroscience company, and your investment and continuing interest in our efforts are an essential part of achieving that aspiration. We hope that you will join us virtually on June 7, 2023.

Sincerely,

/s/ N. Anthony Coles
N. Anthony Coles, M.D.
Chairperson of the Board of Directors and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2023 annual meeting of stockholders, or the Annual Meeting, of Cerevel Therapeutics Holdings, Inc., or “we,” the “Company” or “Cerevel”.

Time	9:00 a.m., Eastern Time.

Date	Wednesday, June 7, 2023.

Place	Online at www.proxydocs.com/CERE

Purpose

To elect each of Marijn Dekkers, Deval Patrick, Norbert Riedel and Gabrielle Sulzberger as a Class III member of the Company’s board of directors, to serve until the Company’s 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified;

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement;

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has fixed the close of business on April 10, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/CERE and provide the control number located on the Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

Address of Corporate Headquarters	222 Jacobs Street, Suite 200, Cambridge, MA 02141.

Voting by Proxy

If you are a stockholder of record, please vote via the internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the board of directors,

/s/ Scott Akamine
Scott Akamine, J.D. Chief Legal Officer and Corporate Secretary

Cambridge, Massachusetts

April 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Company’s 2023 Annual Meeting of Stockholders To Be Held on June 7, 2023: The Notice of 2023 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are each available at www.proxydocs.com/CERE.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, except for the exhibits, will be furnished without charge to any stockholder upon written or oral request to Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, (844) 304-2048, Attention: Corporate Secretary. The accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the Securities and Exchange Commission’s website at www.sec.gov.

CEREVEL THERAPEUTICS HOLDINGS, INC.

222 JACOBS STREET, SUITE 200

CAMBRIDGE, MASSACHUSETTS 02141

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2023

AT 9:00 AM ET

GENERAL INFORMATION

Cautionary note regarding forward-looking statements

Certain statements in this proxy statement may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement include, but are not limited to, statements about the potential attributes and benefits of our product candidates; the format and timing of our product development activities and clinical trials, including statements regarding the design of clinical trials and preclinical studies and the timing of initiation, completion and data readouts for clinical trials; the timing and outcome of regulatory interactions; and the sufficiency of our cash runway. The forward-looking statements contained in this proxy statement are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or the Annual Report. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in our forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. We qualify all of our forward-looking statements herein by these cautionary statements.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about April 28, 2023, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to submit your proxy or voting instructions through the internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (i.e., held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report is available at www.proxydocs.com/CERE.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability of Proxy Materials will be mailed to holders of record and beneficial owners of our common stock starting on or around April 28, 2023. The Notice of Internet Availability of Proxy Materials will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report, on the website referred to in the Notice of Internet Availability of Proxy Materials or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability of Proxy Materials will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by email, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability of Proxy Materials, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Why is the Annual Meeting virtual only?

Hosting our Annual Meeting via a virtual format makes it easy for our stockholders to participate from any location around the world. We think a virtual-only meeting is advisable to provide ease of access, real-time communication and cost savings for both our stockholders and the Company. Accordingly, this year’s Annual Meeting will be conducted virtually, via live webcast.

Who is soliciting my vote?

The board of directors of Cerevel Therapeutics Holdings, Inc. is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The board of directors has fixed the record date for the Annual Meeting as of the close of business on April 10, 2023.

How many votes can be cast by all stockholders?

A total of 156,768,992 shares of common stock of the Company were outstanding on April 10, 2023 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

Who can vote?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/CERE. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet. If you received the Notice of Internet Availability of Proxy Materials or a printed copy of the proxy materials, follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. Votes submitted by internet must be received by 11:59 p.m. Eastern Time on June 6, 2023.
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By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 6, 2023.
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By Mail. If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR each of the four Class III nominees for director named in this proxy statement, FOR the approval, on an advisory basis, of the compensation of our named executive officers and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by June 6, 2023.
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By Internet at the Annual Meeting. You may also vote in person virtually by attending the meeting through www.proxydocs.com/CERE. To attend the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/CERE and provide the control number located on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.

If your shares of common stock are held in street name (i.e. held for your account by a broker or other nominee):

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By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
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By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering at www.proxydocs.com/CERE. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/CERE and provide the control number located on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. The webcast will start at 9:00 a.m. Eastern Time on June 7, 2023.

What are the board of directors’ recommendations on how to vote my shares?

The board of directors recommends a vote:

Proposal 1: FOR election of the four Class III director nominees (page 6)

Proposal 2: FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (page 55)

Proposal 3: FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (page 56)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

What are broker non-votes?

Brokers or other nominee holders who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, they are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters that are considered “non-routine” matters without specific voting instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker will vote your shares on “non-routine” proposals only if you provide instructions to your broker on how to vote. Only Proposal No. 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposals No. 1 (election of directors) and No. 2 (say-on-pay) are considered non-routine matters, and without your instruction, your broker cannot vote your shares for those proposals.

Can I change or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by notifying the Company’s Corporate Secretary in writing, by returning a signed proxy with a later date, or by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What constitutes a quorum?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum.

Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to any of the proposals.

•
Proposal 1—Election of four Class III director nominees

Pursuant to our amended and restated by-laws, each director shall be elected by the vote of a majority of the votes properly cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, however, that, if, as of a date that is 14 days in advance of the date that we file our definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes properly cast at any such meeting. A director nominee will be elected if the number of votes properly cast FOR the director nominee exceeds the number of votes properly cast AGAINST the director nominee. Stockholders are not permitted to cumulate votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the outcome of this vote.

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Proposal 2—Advisory vote on the compensation of our named executive officers as disclosed in this proxy statement

Advisory approval of the compensation of our named executive officers will be obtained if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the outcome of this vote. Although this vote is advisory and not binding on us, our board of directors and the compensation committee of our board of directors will consider the results of the stockholder vote when making future decisions regarding executive compensation.

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Proposal 3—Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm

The appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 will be ratified if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST the proposal. Abstentions are considered to be votes not cast on this proposal and thus will have no effect on the outcome. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal 3. To the extent there are any broker non-votes, they will have no effect on the outcome of this vote.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 8:45 a.m. Eastern Time on June 7, 2023 and will remain available until the Annual Meeting has ended.

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Corporate Secretary of the Company at (844) 304-2048. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF FOUR CLASS III DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Marijn Dekkers, Deval Patrick, Norbert Riedel and Gabrielle Sulzberger are the directors whose terms will expire at this Annual Meeting and each of them has been nominated for and has agreed to stand for re-election to the board of directors to serve as a Class III director of the Company until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The term for our Class I directors will expire at our 2024 annual meeting of stockholders and the term of our Class II directors will expire at our 2025 annual meeting of stockholders.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the board of directors will be voted for the election of the director nominees listed below. We have no reason to believe that the director nominees will be unavailable for election at the Annual Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to our bylaws, the board of directors has fixed the number of directors at 11 as of the date of this proxy statement. Except as otherwise provided in the Registration and Shareholder Rights Agreement (as defined herein), vacancies on the board of directors are filled solely and exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to each director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

For Proposal 1, a director nominee will be elected if the number of votes properly cast FOR the director nominee exceeds the number of votes properly cast AGAINST the director nominee. Abstentions and broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

EACH DIRECTOR NOMINEE FOR CLASS III DIRECTOR:

MARIJN DEKKERS, DEVAL PATRICK, NORBERT RIEDEL AND GABRIELLE SULZBERGER

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTORS

The following table sets forth information concerning our directors as of March 31, 2023. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

N. Anthony Coles, M.D. Chairperson and Class I Director; Age 62

Suneet Varma, M.B.A. Class I Director; Age 54

Christopher Gordon, M.B.A. Class I Director; Age 50

Deborah Baron, M.B.A. Class II Director; Age 54

Doug Giordano, M.B.A. Class II Director; Age 60

Adam Koppel, M.D., Ph.D. Class II Director; Age 53

Ruth McKernan, Ph.D., CBE, FMedSci Class II Director; Age 65

Marijn Dekkers, Ph.D. Class III Director; Age 65

Deval Patrick, J.D. Class III Director; Age 66

Norbert Riedel, Ph.D. Class III Director; Age 65

Gabrielle Sulzberger, J.D., M.B.A. Class III Director; Age 62

Information about Class III Director Nominees

Marijn Dekkers, Ph.D. has served as a member of our board of directors since September 2018. Since May 2017, Dr. Dekkers has served as a founder and the chairperson of Novalis LifeSciences LLC, an investment and advisory firm for the life science industry. From October 2010 to April 2016, Dr. Dekkers served as chief executive officer of Bayer AG in Leverkusen, Germany, and from 2002 to 2009, he was chief executive officer of Thermo Fisher Scientific. Dr. Dekkers currently serves on the boards of directors of the Foundation for the National Institutes of Health, Georgetown University, Quantum-Si Incorporated (Nasdaq: QSI) and Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) and previously served on the board of directors of Unilever PLC (NYSE: UL), General Electric Company (NYSE: GE), Biogen Inc. (Nasdaq: BIIB) and Quanterix Corporation (Nasdaq: QTRX). Dr. Dekkers received his Ph.D. and M.S. in chemical engineering from the University of Eindhoven and his bachelor’s degree in chemistry from the Radboud University, both in the Netherlands. We believe Dr. Dekkers is qualified to serve on our board of directors because of his extensive executive experience in our industry.

Deval Patrick, J.D. has served as a member of our board of directors since January 2021. Mr. Patrick is a professor of practice and the co-director of the Center for Public Leadership at Harvard Kennedy School. He served as co-chair of American Bridge 21st Century Foundation and BridgeTogether, a political action committee and 501(c)(3) that supports progressive politics and grassroots groups to drive turnout and engagement among disenfranchised and marginalized votes, from May 2020 to December 2022. From April 2015 to December 2019, Mr. Patrick served as a managing director of Bain Capital, where he founded and led a growth equity fund focused on delivering competitive financial returns and positive social impact. Previously, from January 2007 to January 2015, Mr. Patrick served as the governor of Massachusetts. Prior to his tenure in government, from 2000 to 2004, Mr. Patrick served as the executive vice president and general counsel at The Coca-Cola Company. Previously, from 1998 to 1999, he served as vice president and general counsel at Texaco Inc., until its acquisition by Chevron Corporation. Mr. Patrick also previously served as a partner in two Boston law firms and, from 1994 to 1997, as the Assistant Attorney General of the United States for Civil Rights in the Department of Justice. Mr. Patrick serves on the boards of directors of American Well Corporation (NYSE: AMWL), Twilio Inc. (NYSE: TWLO) and Toast, Inc. (NYSE: TOST), and previously served as a member of the boards of directors of Global Blood Therapeutics, Inc. (Nasdaq: GBT), Environmental Impact Acquisition Corp (now GreenLight Biosciences Holdings, PBC) (Nasdaq: GRNA), UAL (United Airlines) (Nasdaq: USD) and Reebok (NYSE: RBK). Mr. Patrick is a Rockefeller Fellow, a Crown Fellow of the Aspen Institute, and the author of two books, A Reason to Believe: Lessons from an Improbable Life and Faith in the Dream: A Call to the Nation to Reclaim American Values. Mr. Patrick received a B.A. from Harvard College and a J.D. from Harvard Law School. We believe Mr. Patrick is qualified to serve on our board of directors because of his extensive public and private sector leadership experience and business management.

Norbert G. Riedel, Ph.D. has served as a member of our board of directors since December 2018. Dr. Riedel currently serves as the executive chairman and a member of the board of directors of Aptinyx Inc. (Nasdaq: APTX), a biopharmaceutical company, where he also previously served as chief executive officer from September 2015 to December 2021, and as president from September 2015 to December 2020. Dr. Riedel also previously served as chief executive officer and president of Naurex Inc., the predecessor to Aptinyx, from January 2014 to August 2015. From 2001 to January 2013, he served as corporate vice president and chief scientific officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as president and general manager of the recombinant therapeutic proteins business unit and vice president of research and development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel (now Sanofi), a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company then listed on Nasdaq, from May 2011 until the company was acquired in February 2017. Dr. Riedel also serves on the boards of directors of Jazz Pharmaceuticals plc (Nasdaq: JAZZ), Eton Pharmaceuticals, Inc. (Nasdaq: ETON) and the Illinois Biotechnology Innovation Organization and is also a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University’s Feinberg School of Medicine. Dr. Riedel previously served as an associate professor of medicine at Boston University School of Medicine and a visiting associate professor at the Massachusetts Institute of Technology. Dr. Riedel holds a diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt. We believe Dr. Riedel is qualified to serve on our board of directors because of his significant scientific, drug discovery and development and commercial expertise with over 20 years of experience in the biotechnology and pharmaceutical industries.

Gabrielle Sulzberger, J.D., M.B.A. has served as a member of our board of directors since June 2019. Ms. Sulzberger currently serves as chairperson of the ESG practice at Teneo, a public relations and advisory company, and is also a senior advisor at Two Sigma and Centerbridge Partners. From September 2007 to August 2020, Ms. Sulzberger was a general partner of Fontis Partners, a private equity fund based in Pasadena, California, and has served as chief financial officer of several public and private companies. Until August of 2017, Ms. Sulzberger served as chairperson of the board of directors of Whole Foods Market, Inc. Ms. Sulzberger currently serves on the boards of directors of Mastercard Incorporated (NYSE: MA), Eli Lilly and Company (NYSE: LLY), Warby Parker Inc. (NYSE: WRBY), True Food Kitchen and Acorns Advisers, LLC, and previously served on the boards of directors of Brixmor Property Group Inc. (NYSE: BRX), Teva Pharmaceutical Industries Limited (NYSE: TEVA), Bright Horizons Family Solutions Inc. (NYSE: BFAM), IndyMac Bank and Stage Stores Inc. Ms. Sulzberger is a Trustee of the Ford Foundation, and also serves on the boards of the Metropolitan Museum of Art, Sesame Street Workshop, TimesUp and Trinity Church Wall Street. She is a Henry Crown Fellow of the Aspen Institute. Ms. Sulzberger received her B.A. from the Woodrow Wilson School of Princeton University. She received her M.B.A. from Harvard Business School and J.D. from Harvard Law School and is a member of the Massachusetts Bar. We believe Ms. Sulzberger is qualified to serve on our board of directors because of her finance and accounting background, her experience as a private equity investor as well as her experience as a director of a range of businesses and industries.

Information about Other Directors Not Standing for Election at this Meeting

Class I Directors with Terms Expiring at the 2024 Annual Meeting

N. Anthony Coles, M.D. has been our Chief Executive Officer since September 2019 and has served as the chairperson of our board of directors since December 2018. From October 2014 to September 2019, Dr. Coles co-founded and served as the chairperson and chief executive officer of Yumanity Therapeutics, Inc. (Nasdaq: YMTX). He continued as chairperson of Yumanity until its reverse merger in December 2022. From October 2013 to October 2014, Dr. Coles served as the chairperson and chief executive officer of TRATE Enterprises, LLC, a privately-held company. Previously, Dr. Coles served as president, chief executive officer and chairperson of the board directors of Onyx Pharmaceuticals, Inc., from 2012 until its sale to Amgen in 2013, having served as its president, chief executive officer and a member of its board of directors from 2008 until 2012. Prior to joining Onyx Pharmaceuticals, Inc., Dr. Coles was president, chief executive officer and a member of the board of directors of NPS Pharmaceuticals, Inc. Before joining NPS Pharmaceuticals, Inc. in 2005, Dr. Coles was senior vice president of commercial operations at Vertex Pharmaceuticals Incorporated, and earlier, held several executive positions at Bristol-Myers Squibb Company and positions of increasing responsibility at Merck & Co., Inc. In addition to having previously served as a director of Onyx, NPS and Yumanity, Dr. Coles was formerly a director of CRISPR Therapeutics AG (Nasdaq: CRSP), Laboratory Corporation of America Holdings (NYSE: LH), Campus Crest Communities, Inc. and McKesson Corporation (NYSE: MCK). He also previously served as a member of the Harvard Medical School Board of Fellows. Dr. Coles currently serves on the board of directors of Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN), and is also a member of the board of trustees for Johns Hopkins University. He is also a member of the Council for the Smithsonian’s National Museum of African American History and Culture in Washington, D.C., a member of the board of trustees of The Metropolitan Museum of Art in New York, and a member of the board of directors of the Council on Foreign Relations. In 2021, Dr. Coles was elected to the American Academy of Arts & Sciences. Dr. Coles earned a B.A. at Johns Hopkins University, a medical degree from Duke University, and a master’s degree in public health from Harvard University. He completed his cardiology and internal medicine training at Massachusetts General Hospital and was a research fellow at Harvard Medical School. We believe Dr. Coles is qualified to serve on our board of directors because of his extensive executive experience in our industry and his service as our Chief Executive Officer.

Christopher Gordon, M.B.A. has served as a member of our board of directors since September 2018. Mr. Gordon is a partner at Bain Capital. He joined the firm in 1997 and has significant experience in private equity investing, with a specialized focus in the healthcare sector. He is Co-Head of Bain Capital’s North America Private Equity business and Global Head of the Healthcare Vertical. Prior to joining Bain Capital, he was a consultant at Bain & Company. Mr. Gordon has been actively involved in and served on the boards of directors of a wide spectrum of prominent healthcare companies in which Bain Capital has made investments and currently serves on the board of Aveanna Healthcare Holdings Inc. (Nasdaq: AVAH), InnovaCare Health, Kestra Medical Technologies, Inc. and U.S. Renal Care, Inc. Mr. Gordon previously served on the boards of Grupo Notre Dame Intermedica, HCA Healthcare Inc. (Nasdaq: HCA), Quintiles Transnational Holdings Inc., Acadia Healthcare Company, Inc. (Nasdaq: ACHC), Air Medical, Beacon Health Options, Physio Control Inc., QuVa Pharma, Waystar Inc., Surgery Partners, Inc. (Nasdaq: SGRY) and Stada. He is also a founding director of the Healthcare Private Equity Association. Mr. Gordon volunteers his time and support to a variety of charitable organizations and currently serves on the board of directors of Tenacity, Boston Medical Center Health Plan and Dana Farber Cancer Institute Board of Trustees. Mr. Gordon received a bachelor’s degree in economics from Harvard College, graduating magna cum laude, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. We believe Mr. Gordon is qualified to serve on our board of directors because of his experience as a director and public equity and growth private equity investor in pharmaceutical companies.

Suneet Varma, M.B.A. has served as a member of our board of directors since June 2022. Mr. Varma is currently Global and U.S. President, Oncology, at Pfizer, which has an industry-leading portfolio of 24 approved innovative cancer medicines and biosimilars across more than 30 indications. From 2020 to 2022, he served as Global President, Rare Diseases, at Pfizer, where he led one of Pfizer’s fastest growing, high science units, which included a diverse portfolio in multiple therapeutic areas including cardiology, hematology, endocrinology-metabolic, renal and neurology. From 2018 to 2020, Mr. Varma was Global President, Hospital Business Unit, one of Pfizer’s largest units which impacted the lives of over 200 million patients annually. Prior to that, Mr. Varma held positions of increasing responsibility at Pfizer, including Global President within Pfizer’s Essential Health group leading the Global Brands and Anti-Infectives portfolios, President and General Manager of Pfizer Consumer Healthcare and Regional President North America, Regional President Asia-Pacific and President of Consumer Healthcare in Canada. Mr. Varma currently sits on the Board of Trustees of Drew University and Kent Place School. Over his career, he has also sat on the Board of the Ad Council and several industry associations. Mr. Varma received his M.B.A. from the Harvard Business School and a B.S. in Engineering from Tufts University. We believe Mr. Varma is qualified to serve on our board of directors because of his extensive executive experience in our industry.

Class II Directors with Terms Expiring at the 2025 Annual Meeting

Deborah Baron, M.B.A. has served as a member of our board of directors since January 2021. Ms. Baron is currently senior vice president of Pfizer Inc.’s Worldwide Business Development Group, advancing to this role after joining Pfizer in 2002. In this role, Ms. Baron leads all Pfizer business development activities, covering a wide range of transaction types including venture investments, research/development/commercial collaborations, license agreements, mergers and acquisitions and divestitures. Prior to this role, Ms. Baron held positions of increasing responsibility at Pfizer, including leading business development activities in Pfizer’s Primary Care and Emerging Markets businesses. Before joining Pfizer in 2002, Ms. Baron was an associate principal at McKinsey & Co, a management consulting firm, and was previously a manufacturing engineer at The Stanley Works, now Stanley Black & Decker, Inc., a manufacturer of industrial tools and household hardware and provider of security products. Ms. Baron received her B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology. We believe Ms. Baron is qualified to serve on our board of directors because of her extensive executive experience in our industry.

Doug Giordano, M.B.A. has served as a member of our board of directors since September 2018. Mr. Giordano is currently a managing director at Perceptive Advisors. Prior to joining Perceptive Advisors, Mr. Giordano served as a senior vice president in Pfizer Inc.’s Worldwide Business Development Group from 2010 until April 2021. From March 2007 through February 2010, Mr. Giordano was Vice President of Pfizer Worldwide Business Development, responsible for Corporate Development and Corporate Transactions. Prior to that, Mr. Giordano held positions of increasing responsibility within Pfizer’s U.S. Pharmaceuticals commercial organization. Before his U.S. pharmaceuticals operating role, Mr. Giordano worked in a mergers and acquisitions role within Pfizer’s Medical Technology Group. Prior to his role with the Medical Technology Group, Mr. Giordano held positions within Pfizer’s U.S. Pharmaceutical Group in finance and global manufacturing. Prior to joining Pfizer, Mr. Giordano was a consultant at Booz, Allen & Hamilton. Mr. Giordano currently serves on the board of directors of Panacea Acquisition Corp. II (Nasdaq: PANA) and previously served on the boards of directors of ICU Medical, Inc. (Nasdaq: ICUI) (from April 2017 to March 2019) and ViiV Healthcare Limited (from 2012 to 2019). Mr. Giordano earned a bachelor’s degree in biomedical engineering from Duke University and an M.B.A. from Cornell University’s Johnson School of Business. We believe Mr. Giordano is qualified to serve on our board of directors because of his industry experience as an investor and business development executive.

Adam Koppel, M.D., Ph.D. has served as a member of our board of directors since September 2018. Dr. Koppel is partner of Bain Capital Life Sciences. He initially joined Bain Capital Public Equity in 2003, where he was a leader within the healthcare sector until 2014. From 2014 to 2016, Dr. Koppel was executive vice president of corporate development and chief strategy officer at Biogen Inc. Prior to joining Bain Capital Public Equity in 2003, Dr. Koppel was an associate principal at McKinsey & Co in New Jersey where he served a variety of healthcare companies. Dr. Koppel currently serves as a member of the boards of directors of Solid Biosciences, Inc. (Nasdaq: SLDB), Aptinyx Inc. (Nasdaq: APTX) and Foghorn Therapeutics, Inc. (Nasdaq: FHTX), and previously served on the boards of directors of BCLS Acquisition Corp. (a special purpose acquisition company that was delisted from Nasdaq in November 2022), Dicerna Pharmaceuticals, Inc. (a former Nasdaq-listed company acquired by Novo Nordisk A/S) and Trevena, Inc. (Nasdaq: TRVN). Dr. Koppel graduated magna cum laude from Harvard University with a bachelor’s and master’s degrees in history and science. He received an M.D. and Ph.D. in neuroscience from the University of Pennsylvania School of Medicine and an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. We believe Dr. Koppel is qualified to serve on our board of directors because of his background as an executive officer, director and public equity and growth private equity investor in pharmaceutical companies, as well as his scientific and medical background.

Ruth McKernan, Ph.D., CBE, FMedSci has served as a member of our board of directors since December 2020. Dr. McKernan has served as a venture partner at SV Health Investors, LLP, a global investment firm focused on the healthcare industry, since 2018. Previously, from 2015 to 2018, Dr. McKernan served as chief executive officer of Innovate UK, a non-departmental public body funded by a grant-in-aid from the UK government. From 2005 to 2015, Dr. McKernan held various roles of increasing responsibility at Pfizer Inc., a global pharmaceutical company, most recently as chief scientific officer. Prior to joining Pfizer, she served in multiple senior positions over 18 years at Merck & Co., a publicly traded pharmaceutical company. Dr. McKernan currently serves as chair of the board of directors of AstronauTx Ltd. and Cumulus Neuroscience Ltd. She also serves as a trustee of Alzheimer’s Research UK and is a member of Cancer Research UK. Dr. McKernan earned her B.S. in Pharmacology and Biochemistry from King’s College London, where she also obtained her Ph.D. in Neuroscience from the Institute of Psychiatry, Psychology and Neuroscience. Dr. McKernan was conferred with Honorary D.Sc. degrees from the University of Bradford, Brunel University London and Coventry University. We believe Dr. McKernan is qualified to serve on our board of directors because of her scientific and industry experience in our field.

Director Nomination Rights

Pursuant to the terms of the Registration and Shareholder Rights Agreement (as defined herein), so long as BC Perception Holdings, LP and Pfizer Inc. own certain specified amounts of our equity securities, BC Perception Holdings, LP and Pfizer Inc. have certain rights to nominate directors to serve on our board of directors.

Of the current members of our board of directors, Deborah Baron and Suneet Varma were nominated to serve on our board of directors by Pfizer Inc., Christopher Gordon, Adam Koppel, Ruth McKernan and Gabrielle Sulzberger were nominated to serve on our board of directors by BC Perception Holdings, LP, and Marijn Dekkers and Norbert Riedel were nominated to serve on our board of directors as unaffiliated directors by BC Perception Holdings, LP, with the prior written consent of Pfizer Inc.

For additional details regarding the Registration and Shareholder Rights Agreement, see “Certain Relationships and Related Person Transactions—Amended and Restated Registration and Shareholder Rights Agreement.”

Board Diversity Matrix

The following table summarizes certain self-identified personal characteristics of our directors (including our director nominees) as of April 28, 2023. Each of the categories listed in the table below has the definition provided in Nasdaq Rule 5605(f).

Total Number of Directors		11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	1	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—
Did Not Disclose Demographic Background	—

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2023:

N. Anthony Coles, M.D.(1) Chairperson of the Board of Directors and Chief Executive Officer; Age 62

Scott Akamine, J.D. Chief Legal Officer and Corporate Secretary; Age 39

Mark Bodenrader Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer; Age 50

Kenneth DiPietro Chief Human Resources Officer; Age 64

John Renger, Ph.D. Chief Scientific Officer; Age 54

Raymond Sanchez, M.D. Chief Medical Officer; Age 62

Kathleen Tregoning, M.A. Chief Corporate Affairs Officer; Age 52
(1)
Dr. Coles is also a member of our board of directors, and his biographical information appears under “Directors—Class I Directors with Terms Expiring at the 2024 Annual Meeting.”

Scott Akamine, J.D. has served as our Chief Legal Officer and Corporate Secretary since May 2021. Previously, from August 2019 to May 2020, Mr. Akamine served as general counsel and corporate secretary of AEON Biopharma, Inc., a privately-held biopharmaceutical company, overseeing legal and certain administrative functions including business development, corporate governance, intellectual property and compliance. Prior to AEON, Mr. Akamine was the associate general counsel and interim general counsel at CoreLogic, Inc. from April 2018 to August 2019, and general counsel and corporate secretary at Incipio, LLC from June 2015 to March 2018. He also held legal roles of escalating responsibility at Allergan, Inc. until the company was acquired by Actavis plc. Mr. Akamine began his legal career as a corporate attorney at Latham & Watkins. Mr. Akamine earned his B.A. from Chapman University and his J.D. from Pepperdine University School of Law where he graduated with honors.

Mark Bodenrader has served as our interim Chief Financial Officer since September 2021, as our Senior Vice President, Finance and Chief Accounting Officer since July 2022 and as our Vice President, Finance and Chief Accounting Officer since September 2019. Previously, from February 2007 to September 2019, Mr. Bodenrader held various roles of increasing responsibility at Biogen Inc., a publicly traded biotechnology company, most recently as corporate controller, where he was responsible for all aspects of worldwide accounting and SEC reporting. Previously, he was head of internal audit at Heritage Property Investment Trust. From 2003 to 2004, Mr. Bodenrader served as manager, assurance and business advisory services at Grant Thornton LLP, after serving as assistant controller at Cabot Industrial Trust from 1998 to 2002. Mr. Bodenrader began his career in public accounting at Arthur Andersen, LLP. Mr. Bodenrader earned a B.S. in Finance and Accounting from Merrimack College, and is a Certified Public Accountant.

Kenneth DiPietro has served as our Chief Human Resources Officer since April 2019. Prior to joining us, Mr. DiPietro worked as the chief talent officer for Oak Hill Capital Partners from February 2018 to October 2018 and was also a senior advisor to several Polaris Ventures portfolio companies beginning in August 2017. Previously, he was a director at InVivo Therapeutics Holdings Corp. after serving as executive vice president of human resources at Biogen Inc. from February 2012 to September 2017. Earlier in his career, Mr. DiPietro held senior human resources roles with Lenovo Group Limited, Microsoft Corporation, and Dell Technologies Inc. Mr. DiPietro also served in a range of human resource and general management positions over 19 years at PepsiCo, Inc. Mr. DiPietro earned a B.S. in Industrial and Labor Relations from Cornell University. He sits on the Dean’s Advisory Board at Cornell, the Peer Roundtable, the Boston Posse Advisory Board and advises a small number of technology startups focused on human resource management.

John Renger, Ph.D. has served as our Chief Scientific Officer since May 2019. Prior to joining us, Dr. Renger served as vice president of research and development and regulatory affairs at Imbrium Therapeutics L.P. from April 2018 to April 2019 and as head of clinical research and translational medicine at Purdue Pharma L.P. from August 2016 to April 2018. Previously, Dr. Renger held roles of increasing responsibility at Merck & Co. between October 2001 and August 2016, most recently serving as associate vice president. Dr. Renger was a postdoctoral fellow at the Massachusetts Institute of Technology Center for Learning and Memory and previously worked at the RIKEN Brain Science Institute in Japan. Dr. Renger earned his Ph.D. in biological sciences with a focus on neurogenetics at the University of Iowa where he also completed his B.S. in biology.

Raymond Sanchez, M.D. has served as our Chief Medical Officer since January 2019. Previously, from November 2007 to January 2019, Dr. Sanchez held various roles of increasing responsibility at Otsuka Pharmaceutical Development & Commercialization, Inc., most recently as senior vice president, global clinical development. From June 2018 to January 2019, Dr. Sanchez served as the chief medical officer of Avanir Pharmaceuticals, Inc. Dr. Sanchez is currently the executive co-chair of the International Society for CNS Drug Development and trustee, member of the board of directors for the Connecticut Mental Health Center Foundation, Yale School of Medicine, as well as several other not-for-profit organizations. Dr. Sanchez received a bachelor’s degree from the Weinberg College of Arts and Sciences at Northwestern University and a medical degree from the Feinberg School of Medicine at Northwestern. He completed his residency training and fellowship in psychiatry at the Yale University Medical School, where he was also appointed as an instructor.

Kathleen Tregoning, M.A. has served as our Chief Corporate Affairs Officer since July 2020. Previously, from February 2017 to March 2020, Ms. Tregoning served as executive vice president for External Affairs at Sanofi S.A., a French multinational pharmaceutical company, where she was responsible for leading an integrated organization that brought together market access, communications, public policy, government affairs, patient advocacy and corporate social responsibility. Prior to joining Sanofi, Ms. Tregoning spent more than a decade at Biogen Inc., first as vice president, Public Policy & Government Affairs, from 2006 to 2015, and then as senior vice president, Corporate Affairs, from December 2015 to February 2017. Previously, Ms. Tregoning served as a professional staff member in the United States Congress, where she held health policy roles with the Senate Budget Committee, the House Energy & Commerce Committee, and the House Ways & Means Committee. Ms. Tregoning began her career with Andersen Consulting, where she developed business strategies and processes for clients in a range of industries, and later served as an Assistant Deputy Mayor for Policy & Budget in the office of the Mayor of Los Angeles. Ms. Tregoning graduated from Stanford University with a B.A. in International Relations and holds an M.A. in Public Policy from the Kennedy School of Government at Harvard University.

CORPORATE GOVERNANCE

Board Composition

Our board of directors currently consists of 11 members. In accordance with the terms of our certificate of incorporation, our board of directors is divided into the following three classes, with members of each class serving staggered three-year terms:

•
Class I, whose term will expire at the annual meeting of stockholders to be held in 2024;
•
Class II, whose term will expire at the annual meeting of stockholders to be held in 2025; and
•
Class III, whose term will expire at this Annual Meeting.

Class I consists of N. Anthony Coles, M.D., Christopher Gordon, M.B.A. and Suneet Varma, M.B.A., Class II consists of Deborah Baron, M.B.A., Doug Giordano, M.B.A., Adam Koppel, M.D., Ph.D. and Ruth McKernan, Ph.D., CBE, FMedSci, and Class III consists of Marijn Dekkers, Ph.D., Deval Patrick, J.D., Norbert Riedel, Ph.D. and Gabrielle Sulzberger, J.D., M.B.A. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

Our certificate of incorporation provides that, subject to the terms of the Registration and Shareholder Rights Agreement (as defined herein), the authorized number of directors may be fixed solely and exclusively by resolution of our board of directors.

Our certificate of incorporation further provides that, subject to the terms of the Registration and Shareholder Rights Agreement, our directors may be removed only with cause and then only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock then entitled to vote at an election of directors, and that any vacancy on our board of directors, however occurring, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office.

The division of our board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management of our company.

Director Independence

Our board of directors has determined that each individual who serves on our board of directors, other than Dr. Coles, qualifies as an independent director for purposes of the rules of Nasdaq and the SEC. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant, including the beneficial ownership of our common stock by each non-employee director. The composition and functioning of our board of directors and each committee of our board of directors complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Meetings and Attendance

Our board of directors held five meetings during the fiscal year ended December 31, 2022. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Under our corporate governance guidelines, each of our directors is expected to attend our annual meetings of stockholders, and we encourage our directors to attend our annual meetings of stockholders. All of our directors other than Mr. Gordon and Dr. Dekkers attended our 2022 annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. Each committee operates pursuant to a written charter. In addition, each committee reviews and assesses the adequacy of its charter and submits its charter to the board of directors for approval. Copies of each committee’s current charter are posted on our website at www.cerevel.com under the “Governance” subsection of the “Investors & Media” section of the site. The information contained on or that can be accessed through our website is not incorporated by reference into this proxy statement, and you should not consider such information to be part of this proxy statement.

Audit Committee

The members of our audit committee are Ms. Sulzberger, Mr. Giordano and Dr. Riedel, and Ms. Sulzberger serves as the chairperson of the audit committee. Under the Nasdaq listing rules and applicable SEC rules, the audit committee is required to have at least three members. The Nasdaq listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, also require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes, and each member of our audit committee qualifies as an independent director for audit committee purposes under applicable rules. Each of Ms. Sulzberger, Mr. Giordano and Dr. Riedel is financially literate and each of Ms. Sulzberger, Mr. Giordano and Dr. Riedel qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During the fiscal year ended December 31, 2022, the audit committee met eight times. The report of the audit committee is included in this proxy statement under “Audit Committee Report.” The audit committee’s responsibilities include:

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appointing, retaining, terminating, determining the compensation of, and assessing the independence of, our independent registered public accounting firm;
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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
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recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements should be included in our Annual Report on Form 10-K;
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monitoring the quality and integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
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preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
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reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
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discussing earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

Compensation Committee

The members of our compensation committee are Mr. Giordano, Dr. Koppel and Mr. Patrick, all of whom are “independent” under applicable Nasdaq and SEC rules, and Mr. Giordano serves as the chairperson of the compensation committee. Mr. Giordano became chairperson of our compensation committee in February 2023 and Dr. Dekkers previously served as the chairperson of the compensation committee. During the fiscal year ended December 31, 2022, the compensation committee met four times. The compensation committee’s responsibilities include:

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periodically reviewing and approving our compensation philosophy and policies;
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reviewing and approving the goals and objectives relevant to the incentive compensation of our Chief Executive Officer and our other executive officers;
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annually reviewing and approving the compensation of our Chief Executive Officer and our other executive officers;
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reviewing, approving and administering the cash incentive plans offered by us to our executive officers, including our Chief Executive Officer;
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approving stock option and other stock awards for all of our employees;
•
overseeing and administering our equity-based plans and making recommendations to our board of directors about amendments to existing equity-based plans or the adoption of any new equity-based plans;

•
periodically reviewing and recommending to our board of directors the compensation for non-employee members of our board of directors;
•
reviewing the compensation discussion and analysis, if and when required, to be included in the annual proxy statement; and
•
preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

Historically, our compensation committee has made most of the significant determinations of annual compensation, determined bonus and equity awards and established new performance objectives. However, our compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic compensation issues, such as the effectiveness of our overall compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, our compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, financial information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our compensation committee. In 2022, the compensation committee also retained the services of an independent compensation consultant and considered its input on certain compensation matters as the compensation committee deemed appropriate. The compensation committee may delegate its authority to grant certain equity awards to one or more employees of the Company, and in 2022 it has delegated such authority to our Chief Executive Officer, Chief Human Resources Officer and to certain other human resources employees.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Gordon, Ms. Baron, Dr. Dekkers and Ms. Sulzberger, all of whom are independent directors, and Mr. Gordon serves as the chairperson of the nominating and corporate governance committee. Dr. Dekkers joined our nominating and corporate governance committee in February 2023 and Mr. Giordano previously served on our nominating and corporate governance committee. During the fiscal year ended December 31, 2022, the nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:

•
recommending to the board of directors, and annually reassessing, criteria for board and committee membership;
•
establishing procedures for recommending, identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•
reviewing and identifying individuals proposed to become members of the board of directors or the board’s committees based on the criteria approved by the board of directors and all facts and circumstances that it deems appropriate, including, among other things, the skills of the proposed candidate, relevant business experience or other background characteristics, independence determination and the needs of the board;
•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•
developing and recommending to the board of directors a set of corporate governance guidelines;
•
overseeing the evaluation of our board of directors and management;
•
exercising oversight over succession planning of the board of directors;
•
exercising oversight over environmental, social and governance matters, and
•
exercising oversight over the code of ethics and business conduct.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Science and Technology Committee

The members of our science and technology committee are Dr. Riedel, Dr. Koppel, Dr. McKernan and Mr. Varma, all of whom are independent directors, and Dr. Riedel serves as the chairperson of the science and technology committee. During the fiscal year ended December 31, 2022, the science and technology committee met two times. The science and technology committee’s responsibilities include:

•
reviewing, evaluating and advising the board of directors and management regarding our scientific direction and progress in achieving our short-term and long-term strategic R&D goals and objectives;
•
reviewing and making recommendations to the board of directors on our internal and external investments and technology platforms for development;
•
reviewing, evaluating and advising the board of directors regarding the quality, direction, strategy and competitiveness of our R&D programs and pipeline, including any new potential therapeutic area opportunities;
•
identifying and discussing new and emerging trends in pharmaceutical and biotechnological science, technology and regulation; and
•
reviewing and reporting to the board of directors regarding our compliance with the terms of our license agreement with Pfizer Inc. and the development of assets related thereto.

Our board of directors may from time to time establish other committees.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, Dr. Dekkers, Dr. Koppel and Mr. Patrick served as members of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of the Company or had a relationship requiring disclosure under “Certain Relationships and Related Person Transactions.” None of our executive officers currently serves, nor in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate. Additionally, as described above in “Directors—Director Nomination Rights”, pursuant to the terms of the Registration and Shareholder Rights Agreement, so long as BC Perception Holdings, LP and Pfizer Inc. own certain specified amounts of our equity securities, BC Perception Holdings, LP and Pfizer Inc. have certain rights to nominate directors to serve on our board of directors. For additional details regarding the Registration and Shareholder Rights Agreement, see “Certain Relationships and Related Person Transactions—Amended and Restated Registration and Shareholder Rights Agreement.”

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, our nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for appointment or election to the board of directors.

Minimum Qualifications and Board Diversity

Our nominating and corporate governance committee will consider, among other things, the following minimum qualifications, skills and attributes when recommending candidates for the board’s selection as director nominees for the board and as candidates for appointment to the board’s committees: a nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; a nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition; a nominee shall be well regarded in the community and shall have a long-term reputation for high ethical and moral standards; a nominee shall have sufficient time and availability to devote to our affairs, particularly in light of the number of boards of directors on which such nominee may serve; and, to the extent a nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

In evaluating prospective director candidates, our nominating and corporate governance committee will also consider all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including, but not limited to, race, gender, national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the board of directors. We are proud to have a board of directors that, as of the date of this proxy statement, is self-reportedly approximately 27% women and approximately 36% racial minorities. See “Directors—Board Diversity Matrix” for additional details. While we have no formal policy regarding board diversity, we believe that the varied perspectives and experiences resulting from having a diverse board of directors enhances the quality of our decision-making. We also believe diversity can help the board identify and respond more effectively to the needs of patients, stockholders, employees and other stakeholders.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The policy adopted by the nominating and corporate governance committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

Non-Employee Director Meetings

In addition to the meetings of the committees of the board of directors described above, in connection with board of directors’ meetings, the non-employee directors met four times in executive sessions during the fiscal year ended December 31, 2022.

Communication with the Board of Directors

Any interested party with concerns about the Company may report such concerns to our board of directors or the chairperson of our board of directors or nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-employee directors or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Our audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Board Leadership Structure and Role in Risk Oversight

N. Anthony Coles, M.D., our Chief Executive Officer, also serves as the chairperson of our board of directors, and Norbert Riedel, Ph.D. currently serves as our lead independent director. Our board of directors has concluded that our current leadership structure is appropriate at this time. Our board of directors is of the view that the combined role of chairperson and chief executive officer promotes united leadership and direction and provides management a clear focus to execute our strategy and business plans. As Chief Executive Officer, Dr. Coles is best suited to ensure that critical business issues are brought before our board of directors, which enhances our board of directors’ ability to develop and implement business strategies. In his role as lead independent director, Dr. Riedel presides over non-management director executive sessions and independent director executive sessions of our board of directors in which, in each case, our management, including our Chief Executive Officer, does not participate and serves as a liaison to management on behalf of the non-employee members of our board of directors. The lead independent director’s duties and responsibilities also include serving as the liaison between the chairperson of our board and the independent directors, reviewing meeting agendas and schedules of meetings of the board to assure that there is sufficient time for discussion of all agenda items and having the authority to call meetings of the independent directors.

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at www.cerevel.com under the “Governance” subsection of the “Investors & Media” section of the site.

We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based and the compensation paid to our named executive officers, or NEOs:

N. Anthony Coles, M.D. Chief Executive Officer and Chairperson of the Board of Directors

Mark Bodenrader Interim Chief Financial Officer; Senior Vice President, Finance and Chief Accounting Officer

Abraham Ceesay, M.B.A.* President (departed March 2023)

Raymond Sanchez, M.D. Chief Medical Officer

John Renger, Ph.D. Chief Scientific Officer

* In March 2023, Abraham Ceesay, President, left the Company.

We are a team of dedicated and diverse leaders who are anchored in our core values of trust, courage, respect, curiosity and compassion. We seek to unravel the mysteries of the brain by taking a targeted approach to neuroscience. Our mission is to push boundaries, develop solutions and transform the lives of patients living with some of the most vexing neuroscience diseases, including schizophrenia, Alzheimer's disease psychosis, epilepsy, panic disorder and Parkinson’s disease.

Our executive compensation program is closely linked to the achievement of our company performance goals and aligned with stakeholder interests. As summarized below, our performance was strong in 2022, including positive ambulatory blood pressure monitoring data for emraclidine, our lead product candidate, a nearly $600 million capital raise, positive darigabat acute anxiety data and significant progress on our corporate citizenship goals. As such, we achieved a significant majority of our company performance goals that we set in the beginning of the year under our annual incentive plan and, accordingly, the payouts under these plans for 2022 were above target. With regard to long-term incentives, we continued to grant stock options which have realized in-the-money value due to our positive value-creating milestones in 2022 despite a generally challenging market backdrop for biotechnology and pharmaceutical companies.

Company Performance Highlights

•
In December 2022, we announced positive results in an ambulatory blood pressure monitoring trial for emraclidine, our M4-selective positive allosteric modulator, that provided clear evidence that emraclidine does not induce an increase in blood pressure with chronic dosing in people living with schizophrenia. These results provided another example of Cerevel’s disciplined approach to drug development and validate the potential of emraclidine to be a transformative treatment for people living with schizophrenia. We are currently evaluating emraclidine in two adequately-powered placebo-controlled Phase 2 trials in schizophrenia, known as EMPOWER-1 and EMPOWER-2, as well as a corresponding open-label safety extension trial, known as EMPOWER-3. We also initiated a Phase 1 multiple ascending dose trial of emraclidine in healthy elderly volunteers in the fourth quarter of 2022 to support development in a second potential indication of Alzheimer's disease psychosis.

•
In August 2022, we completed a $599 million dual convertible debt and equity financing, which strengthened our balance sheet and extended our cash runway into 2025.
•
In February 2022, we announced positive topline results for darigabat, our alpha-2/3/5 selective GABAA receptor positive allosteric modulator, in a Phase 1 clinical trial in healthy volunteers in acute anxiety. We have selected panic disorder as the second indication for development of darigabat and plan to initiate a Phase 2 proof-of-concept trial of darigabat in panic disorder. Darigabat is also being evaluated in the Phase 2 REALIZE proof-of-concept trial and corresponding open-label safety extension trial in focal epilepsy.
•
We continued to advance the rest of our broad and deep pipeline, with a registration-directed Phase 3 program for tavapadon, our D1/D5-selective dopamine partial agonist, which includes two trials as monotherapy in early-stage Parkinson’s, known as TEMPO-1 and TEMPO-2, one trial as adjunctive therapy in late-stage Parkinson’s, known as TEMPO-3, and an open-label extension trial, known as TEMPO-4; a Phase 2a exploratory trial of CVL-871, our D1/D5-selective dopamine partial agonist for the treatment of dementia-related apathy; and an early clinical and preclinical pipeline across multiple potential neuroscience indications, including CVL-354, our selective kappa opioid receptor antagonist for the treatment of major depressive disorder and substance use disorder, our selective PDE4 inhibitor (PDE4D-sparing) program for the treatment of psychiatric, neuroinflammatory and other disorders and our selective M4 agonist program for the treatment of psychiatric and neurological indications.
•
We also continued to make progress on our corporate citizenship goals, which focused on how we engage with our people, partners and patients. We increased Black representation in our employee ranks, targeted new spend commitments with suppliers who have a commitment to diversity, equity and inclusion, or DE&I, and implemented measurable DE&I elements throughout the clinical trial lifecycle, spanning study planning (selecting sites in diverse geographies), study conduct (quarterly reviews of demographic data, including changes or trends) and study closeout (post hoc review of demographic data to inform future study planning). Our 2022 annual incentive plan included goals and achievements in these areas. See “—2022 AIP Company Performance Goals and Results” below.

2022 Executive Compensation Results

In alignment with our strong performance in 2022, the table set forth below shows the total direct compensation for each of our NEOs in 2022 with a clear emphasis on incentive-based compensation:

(1)
Represents base salaries following most recent salary adjustments that took effect in 2022.
(2)
Represents 2022 annual incentive plan awards paid in 2023.
(3)
Reflects planned award amounts, which may differ slightly from actual grant date fair values due to rounding. Grants for Mr. Bodenrader reflect both an annual grant and a one-time special recognition grant of restricted stock units for his service as interim Chief Financial Officer.
(4)
Includes 401(k) company match, if applicable.

Governance Roles & Responsibilities

Role of our Compensation Committee

Our compensation committee, which is comprised of three independent directors, oversees and administers our executive compensation programs. In making executive compensation decisions, our compensation committee considers a variety of factors and data, most importantly our overall corporate performance, the performance of individual executives and the totality of compensation that may be paid. In addition, our compensation committee administers our annual incentive plan and our 2020 Equity Incentive Plan, reviews business achievements relevant to compensation levels, makes recommendations to our board of directors with respect to compensation policies and practices, seeks to ensure that total compensation paid to our executive officers is fair and aligned with stockholder interests and provides support on other compensation matters as required throughout the year. Our compensation committee retains the right to hire outside advisors as needed to assist it in reviewing and revising our executive compensation programs.

The duties and responsibilities of our compensation committee are described on page 15 and can be found in our compensation committee’s written charter adopted by our board of directors, which can be found on our website, www.cerevel.com, under the “Governance” subsection of the “Investors & Media” section of the site.

Role of the Independent Compensation Consultant

Independent compensation advice is considered important in developing our executive compensation programs. As such, our compensation committee has retained Pay Governance LLC, or Pay Governance, as their independent compensation consultant.

Pay Governance reports directly to our compensation committee, including regular interactions with the chairperson of the compensation committee. Pay Governance attends compensation committee meetings, including executive sessions without management present. Research, data analyses, survey information and design expertise on compensation matters are also provided, including guidance on market trends and data in chief executive officer, other executive and non-employee director compensation. They also review briefing materials prepared by management and advise the compensation committee independently. Pay Governance also helps to develop our compensation peer group and engages in other matters as needed and as directed by our compensation committee.

Our compensation committee assesses Pay Governance’s performance and independence annually and, in accordance with applicable SEC and Nasdaq rules, confirmed in December 2022 that Pay Governance’s work did not raise any conflicts of interest and remains independent. Pay Governance does not provide any other services to the Company.

Role of our CEO

At the end of each performance year, our Chief Executive Officer assesses the contributions of each executive officer and recommends to our compensation committee the compensation to be awarded based on numerous factors, including our pay philosophy, Company and individual performance, potential for future contributions, leadership abilities, external market competitiveness, internal pay comparisons, retention risk and other factors deemed relevant. The compensation committee considers this information and makes final compensation determinations for our executive officers. Our Chief Executive Officer does not participate in any deliberations regarding his own compensation.

Stockholder Engagement

We believe that aligning our pay approach with the interests of our key stakeholders, including our stockholders, is of critical importance. As a pre-commercial company, our stockholders provide us with the foundational capital we need to invest in our people and pipeline, which ultimately will enable us to deliver innovative and life-changing medicines to those who need them.

Our engagement with stockholders is unique as three stockholders who collectively own approximately 62% of our outstanding common stock are represented on our board of directors. As a result, we are able to engage in continuous dialogue with these stockholders as we develop, design and continuously enhance our pay programs.

“Say-on-Pay” Vote on Executive Compensation

As part of our commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, we periodically provide our stockholders with an opportunity to provide an advisory vote related to the compensation of our NEOs, commonly known as the “say-on-pay” proposal. The say-on-pay vote generally covers the calendar year prior to the date of our proxy statement. As such vote is advisory, it is not binding upon our board of directors or our compensation committee and neither the board of directors nor the compensation committee are required to take any action as a result of the outcome of such vote. However, our compensation committee carefully considers the outcome of this vote when considering future executive compensation policies.

As disclosed in our current report on Form 8-K filed with the SEC on June 15, 2022, at our 2022 annual meeting of stockholders, approximately 99% of the votes cast on our SEC say-on-pay proposal approved the compensation of our NEOs as disclosed in our 2022 proxy statement. In addition, at our 2022 annual meeting of stockholders, we also held a separate non-binding advisory vote on the frequency of future advisory votes regarding the compensation of our NEOs, commonly referred to as a “say-on-frequency” vote. At the 2022 annual meeting of stockholders, our stockholders approved, on an advisory basis, a proposal to hold the say-on-pay vote annually, and, in light of such vote, our board of directors has determined that we will hold future non-binding advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of future stockholder votes on NEO compensation.

Our compensation committee has considered and will in the future consider the result of the "say-on-pay" vote as well as other feedback received throughout the year from our stockholders when making compensation decisions for our executive officers.

Executive Compensation Philosophy and Objectives

Our executive compensation programs are designed to motivate, retain and reward high-performing executives for their long-term value creation for the Company. While we consider several factors in our pay structure, we are guided by the following core philosophies and principles:

Mission and Patient Focused

We are guided first and foremost in all decisions by our mission and patient focus. By doing what is right for our patients at all times, our pay programs will align with the interests of our most critical front-line stakeholder, which in turn benefits all stakeholders.

Pay for Performance

The overwhelming majority of our executive pay programs are performance-based and balance company and individual results. We strive to attract top talent with the expectation that premium performance aligns with premium pay opportunities. Our stretch performance goals directly support this principle and are aimed at enhancing long-term value creation, which in turn drives stockholder value.

Alignment with Stockholders

Our compensation programs are designed to align executives’ interests with our stockholders. We are uniquely positioned in that the majority of our stockholders (approximately 62%) have direct input into our pay structure and individual executive compensation by virtue of their representation on our board of directors.

Simplicity and Transparency	One of our core values is trust and, in that spirit, keeping our programs simple, direct and transparent allows our executives and our stockholders to understand our pay programs.

Program Consistency

Our pay and benefits programs are consistently applied across all employee levels and we do not advantage one population over another. We believe that every employee at every level is critical to our patient-focused team approach.

Our executive compensation program is also designed to incorporate sound practices for compensation governance. We summarize such practices below.

What We Do:

✓	Maintain an Independent Compensation Committee. Our compensation committee consists solely of independent directors.

✓

Retain an Independent Compensation Advisor. Our compensation committee engages its own compensation advisor to provide information and analysis related to annual executive compensation decisions and other advice on executive compensation independent of management.

✓

Review Executive Compensation Annually. Our compensation committee annually reviews our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

✓

Design Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officer compensation is “at risk” based on our corporate performance, as well as equity-based, to align the interests of our executive officers and stockholders.

✓

Use a Pay-for-Performance Philosophy. The majority of our executive officer compensation is directly linked to corporate performance and includes a significant long-term equity component, thereby making a substantial portion of each executive officer’s total compensation dependent upon our stock price.

✓

Use Double Trigger Change-in-Control Protection. Change-in-control payments and benefits to our executive officers occur only upon a qualifying termination of employment, not merely upon a change in control.

✓	Maintain Stock Ownership Guidelines and Clawback Policy. We maintain stock ownership guidelines and a clawback policy to better align executive officer incentives with stockholders.

What We Don’t Do:

×

No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees.

×	No Special Perquisites. We do not provide perquisites to our executive officers.

×	No Special Health and Welfare Benefits. Our executive officers participate in our health and welfare benefits programs on the same basis as our other employees.

×	No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any change-in-control or severance payments or benefits.

×	No Hedging or Pledging Our Equity Securities. We prohibit our executive officers, the members of our board of directors and other employees from hedging or pledging our securities.

Use of Market Data

Each year, our compensation committee reviews and approves an appropriate peer group to compare pay levels, mix, practices and plan designs. The compensation committee reviews the 25th, 50th, 60th and 75th percentiles to understand the pay levels of our peer companies. We believe that while the peer group provides one data point of context, we are not a traditional early-stage biopharmaceutical company. Our talent needs are unique given the historical genesis of our pipeline as former Pfizer neuroscience assets that were developed over more than a decade. As such, other factors are also strongly considered when setting pay, including the design of programs that will attract and incentivize those with the deep skills and proven experiences required to build and grow our company and deliver on our broad pipeline.

With that, the peer group we referenced for compensation decisions in 2022 was determined based on comparable companies in the biopharmaceutical sector that approximate (i) our business strategy (pre- and early-commercial-stage companies with multiple product candidates in clinical trials, with a preference for neuroscience-focused companies), (ii) our market capitalization (approximately $1 to $18 billion), (iii) our R&D expense, cash on hand and headcount and (iv) our tenure on the public markets (with a preference toward companies that went public in 2013 or later). Each company is then qualitatively evaluated by the compensation committee’s independent compensation consultant based on other factors uniquely specific to each and rigorously discussed and debated with the compensation committee.

The peer group approved by our compensation committee and used when determining our February 2022 compensation decisions was comprised of the following companies:

Acceleron Pharma	Intellia Therapeutics
Alector	Karuna Therapeutics
Allogene Therapeutics	Mirati Therapeutics
Arcus Biosciences	Neurocrine Biosciences
Arvinas	NGM Biopharmaceuticals
Axsome Therapeutics	Reata Pharmaceuticals
Biohaven Pharmaceutical	REGENXBIO
BridgeBio Pharma	Replimune Group
Denali Therapeutics	Sage Therapeutics
Dicerna Pharmaceuticals	Zymeworks
Fate Therapeutics

* For 2023, Replimune Group, Zymeworks, Acceleron Pharma and Dicerna Pharmaceuticals were removed, while Alnylam Pharmaceuticals, Apellis Pharmaceuticals, Intra-Cellular Therapies and Vir Biotechnology were added.

For our Chief Executive Officer and executive officers, we carefully review the pay levels and programs disclosed in the proxy statements of our peer group. For our executive officers, we also supplement the data with published compensation surveys where appropriate. For 2022, we used a special custom cut of the Aon Radford Global Life Sciences Survey to capture executive officer pay that is not always disclosed in peer company proxy statements. The Aon Radford Global Life Sciences Survey was selected because it is the prevailing survey for companies our size in the biopharmaceutical industry and includes numerous positions that are comparable to our executive positions.

Compensation Elements

Based on prevalent market practice, peer group and broader survey data, and within the broader context of our business needs, our compensation committee determines the elements of compensation we provide to our executive officers. The elements of our executive compensation program and their objectives are as follows:

Element	Objective(s)
Base Salary
•
Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success.

Annual Incentive Plan	• Aligns short-term compensation with the annual goals of the Company.
• Motivates and rewards the achievement of annual goals that support short- and mid-term priorities.

Long-Term Incentives
•
Aligns executives’ interests with the creation of long-term value for our stakeholders.

•
The greater pay mix emphasis on long-term incentives, or LTI, also helps to balance the need to deliver on short-term results only if that aligns with long-term company and stakeholder interests.

•
Promotes executive retention, an ownership mindset and focuses executives on enhancing value to patients.

Benefit Programs	• Supports the physical, mental and emotional well-being of our executives.

• Provides financial protection in the event of disability or death.

• Provides tax-beneficial ways for executives to save towards their retirement and encourages savings through competitive Company-paid matches to their 401(k) plan.

Compensation Pay Mix

We consider pay mix to be important. While we do not target a particular pay mix across our various pay programs, our compensation committee considers the pay mix for each of our executive officers to ensure the total rewards package is market competitive, attractive and aligns with our belief that pay, beyond base salary, should be aligned to our critical short- and long-term business priorities with award payouts based on actual performance results.

Our compensation committee also believes that rewarding results within the broad purview of an executive’s line of sight is important. Because our executive officers have a direct impact on our future strategic direction, the pay of our executive officers have the greatest emphasis on performance-based compensation with an overweighting towards long-term incentives to align with the long-term impact their decisions will have on the Company.

The 2022 pay mix for Dr. Coles and our other NEOs was highly performance-based and conditional based on company results.

Compensation Pay Mix of CEO vs. NEOs
100%
75%
50%
25%
0%
90%
4%
6%
94% Performance-Based Compensation
82%
7%
11%
89% Performance-Based Compensation
CEO
NEOs
Base Salary
Annual Incentive (Target)
Long-Term Incentive

Compensation and Performance Goal Setting Process

We have a robust annual compensation cycle whereby at the beginning of the year, our compensation committee approves the plan designs, the pay elements and levels and the pre-determined performance goals for our executive officers for such year. Our compensation committee monitors our progress against these goals throughout the year, and following completion of the year, our compensation committee evaluates the outcomes against these goals for our executive officers. A summary of the annual cadence is described below:

2022 Base Salary

Each year, our compensation committee takes a consistent approach in reviewing the base salaries of our Chief Executive Officer and our other executive officers. We consider the salaries of comparable positions in our peer group compared to our executive officers in terms of relevant experience, proven skills and performance, future anticipated contributions, internal equity and retention factors given the heightened talent pressures in the marketplace. Resulting from this comprehensive review, effective January 2022, the following salary adjustments were made to position our NEOs appropriately relative to the market data of the peer group in 2022:

Name	2021 Annual Salary	2022 Annual Salary	% Increase
T. Coles	$621,000	$642,735	3.50%
M. Bodenrader(1)	$310,500	$321,368	3.50%
A. Ceesay(2)	$500,000	$511,651	2.33%
R. Sanchez	$481,275	$498,120	3.50%
J. Renger	$465,750	$482,052	3.50%

Notes to the 2022 Base Salary Table

(1)
Mr. Bodenrader was promoted from Vice President to Senior Vice President in August 2022 at which time his salary was increased to $360,000 to reflect his new role.
(2)
Mr. Ceesay was hired on May 3, 2021. His salary increase was prorated to reflect his actual time served with the Company.

2022 Performance-Based Incentive Plans

We place a strong emphasis on performance-based compensation as reflected by our cash Annual Incentive Plan, or AIP, which is governed by our Senior Executive Cash Annual Incentive Plan, and our LTI awards, which are granted under our stockholder-approved 2020 Equity Incentive Plan.

We believe that striking the right balance between medium-term focus and achievements with long-term value creation for all of our stakeholders is essential so that short-term decisions do not inadvertently undermine the longer-term success of our pipeline. As such, our AIP serves to align, motivate and reward our executives for short-term achievement with an eye towards building longer-term success.

Annual Incentive Plan

Each year, our compensation committee reviews the 25th, 50th, 60th and 75th percentiles of bonus targets among our peer companies for positions comparable to our NEOs to ensure market competitiveness and that an appropriate emphasis is placed on medium-term results. The target AIP as a percent of salary for each of our NEOs in 2022 are as follows:

Name	2022 Target AIP %
T. Coles(1)	60%
M. Bodenrader(2)	30% / 35%
A. Ceesay	45%
R. Sanchez(3)	45%
J. Renger(3)	45%

Notes to the Annual Incentive Plan Table

(1)
The compensation committee increased Dr. Coles’ AIP target from 55% in 2021 to 60% for 2022 in order to maintain market competitiveness.
(2)
Mr. Bodenrader was promoted from Vice President to Senior Vice President in August 2022 at which time his AIP target was increased from 30% to 35% to reflect his new role. For the 2022 AIP performance year, his AIP award was prorated for time served at both target award levels.
(3)
The compensation committee increased the AIP target for Drs. Sanchez and Renger from 40% in 2021 to 45% for 2022 in order to maintain market competitiveness.

2022 AIP Design

Our compensation committee also approves the design of our AIP, the company performance goals and the associated reward opportunities. Based on a thorough review of short-term achievement opportunities that align with long-term value creation for all of our stakeholders, they set pre-determined goals at the start of each performance year and then track actual performance against these goals with a final assessment at the end of the annual performance year. Our company performance goals are consistent throughout the organization to ensure there is full alignment and clarity on the critical goals for the Company. In addition, we believe that, as leaders of the Company, it is critical for our executive officers to work collectively as a unified team in order to optimize opportunities. As such, their AIP is based 100% upon company performance. For Mr. Bodenrader, consistent with other Vice President and Senior Vice President roles, there is an individual element with a 25% weighting of their AIP award based on individual performance. The company performance multiplier ranges from 0% and maxes out at 150% to allow for a stretch upside opportunity as follows:

Performance Multiplier	Minimum	Target	Max
Company	0%	100%	150%

* Vice Presidents and Senior Vice Presidents have an additional individual element that follows a similar range

The AIP award is formulaic and is calculated as follows:

* Additional individual multiplier applies for Vice Presidents and Senior Vice Presidents

2022 AIP Company Performance Goals and Results

Our 2022 company performance goals had three areas of focus. First, our priorities were heavily weighted towards important research and development achievements with emphasis on tavapadon, emraclidine, darigabat and our early portfolio. Given our pre-commercial nature, emphasis was also placed on ensuring expenses were being managed judiciously. Finally, we believe we are a stronger company and can serve our patients better by embracing inclusion, diversity and engagement as a key strategic pillar. Our compensation committee approves target and maximum levels of performance at the start of the performance period such that payouts at or above target levels are only made when company performance is particularly strong. All AIP elements are closely reviewed, monitored and approved by our compensation committee, including the final determination of actual performance results and payouts at the end of the performance year.

The table below summarizes the company performance goals and weightings for our 2022 AIP, as approved by our compensation committee at the start of the year, and indicates the extent to which these goals were achieved. As described below, the company performance multiplier was 128.8%. This achievement multiplier was consistently applied to the AIP targets of each of our NEOs, which our compensation committee subsequently reviewed and approved.

		Performance Range
Company Goals	Weight	Meets	Exceeds	Results	Payout
RESEARCH & DEVELOPMENT	65%				82.5%
Tavapadon—Phase 3 program enrollment	15%	Specific enrollment goals are not disclosed for competitive reasons		Partially Achieved	6.3%
Emraclidine—ambulatory blood pressure monitoring (ABPM) trial in schizophrenia—date of full enrollment	5%	Q4	Q3	Exceeds	6.3%
Emraclidine—Phase 2 schizophrenia trials—date of first patient screened	15%	Q3	Q2	Exceeds	18.8%
Darigabat—Phase 2 epilepsy trial data readout	10%	Q4	Q3	Not achieved	0.0%
Darigabat—Phase 1 acute anxiety trial data readout	5%	Q1	N/A	Meets	5.0%
Early portfolio and CMC—milestones relating to tavapadon and emraclidine manufacturing processes and preclinical candidate nomination	15%	Specific milestones are not disclosed for competitive reasons		Exceeds	16.3%

*Stretch opportunity—
Emraclidine receipt of Fast Track designation (+15% only if achieved; no payout if not achieved)
Emraclidine initiate low dose elderly PK trial (+15% only if achieved; no payout if not achieved)
Other darigabat and early portfolio program stretch opportunities not achieved (1)

				2 of 4 stretch achieved	+30.0%
CORPORATE CITIZENSHIP & SUSTAINABILITY	20%				16.3%
People	15%				10.0%
Increase Black representation at each level below VP		9 FTEs (10%)	13 FTEs (18%)	Meets
Identify or develop successor candidates for Executive Team (ET) roles		Certain ET Roles	All ET Roles	Meets
Net Promoter Score		Specific net promotor score goals are not disclosed for competitive reasons		Not achieved
Partners & Patients	5%				6.3%
Target x% new spend commitments with suppliers who have a commitment to DE&I		80%	90%	Exceeds
Implementation of the applicable defined elements of the Cerevel DE&I Guidebook as determined per clinical trial, measured by % of clinical trials that have implemented measurable elements in their Inclusivity Plan in 2022		80%	90%	Exceeds
FINANCE	15%				30%
Manage expenses of Board of Directors approved plan, including any Board of Directors approved deviations		+/- 5% from approved plan	N/A	Meets	15.0%
*Stretch opportunity— Raise Board of Directors approved capital (+15% only if achieved; no payout if not achieved; specific amount not disclosed for competitive reasons)				Stretch achieved	+15.0%
	Weighted Company Performance Multiplier				128.8%*

* Numbers may not sum due to rounding.

(1)
Certain stretch opportunities relating to the darigabat and early portfolio programs that were not achieved in 2022 have not been disclosed for competitive reasons.

2022 Annual Incentive Plan Awards

Our compensation committee determined that the final awards under our 2022 annual incentive plan were as shown in the table below.

Name	Bonusable Salary	x	Target Bonus %	x	Company Multiplier	x	Individual Multiplier(1)	=	AIP Award
T. Coles	$642,735		60%		128.8%		n/a		$496,706
M. Bodenrader(1)	$337,562		30% / 35%		128.8%		128.8%		$140,154
A. Ceesay	$511,651		45%		128.8%		n/a		$296,553
R. Sanchez	$498,120		45%		128.8%		n/a		$288,711
J. Renger	$482,052		45%		128.8%		n/a		$279,398

(1)
As a Senior Vice President, 25% of Mr. Bodenrader's AIP is based on the achievement of his individual goals, which consisted of capital formation and allocation, managing the annual cash burn, promoting effective internal financial controls, development of the financial forecasting function and responsibilities for certain SEC disclosure and company valuation matters. In addition, he significantly exceeded his individual goals by acting as the interim Chief Financial Officer. The remaining 75% of his AIP is based on company results. Due to his promotion to Senior Vice President on August 1, 2022, his AIP award was prorated for time served at both target award levels.

Long-Term Incentive Awards

All LTI awards granted to our executives are performance-based, as they rely upon an increase in our stock price in order to have any value and are designed to reward long-term success for the Company and all of our stakeholders.

For 2022, our executive LTI program consisted of stock options. Stock options allow our executives to purchase company stock at a specified stock price during a fixed 10-year period of time. The exercise price is set at the fair market value of our stock on the date of grant. Therefore, the stock options granted to our executive officers have no benefit unless we deliver results that increase the long-term company value as reflected in an increase of the stock price.

Our LTI program is reviewed every year by our compensation committee to assess and confirm that the plan is achieving its objectives to motivate, retain and reward long-term performance. Our compensation committee reviews and determines the appropriate equity vehicle to be used and sets the planning range each year based on the best alignment with our business needs, our pay philosophy and the practices of our peer group. The actual award granted to each executive officer differs based on criticality and impact of the job on the Company, individual performance results, potential future expected contributions, skills, market competitiveness and other factors.

We review the LTI grant levels of our peer companies at 25th, 50th, 60th and 75th percentiles every year. Overall, our annual LTI grant values for our NEOs are positioned appropriately within our peer group in cases where there are comparable positions at the peer companies. Our expected regular cadence is to grant our LTI on or around the time our compensation committee meets in the first quarter of each year to review and approve any salary increases, prior year bonus payout awards and the LTI grants for the NEOs. Other LTI grants, such as those made in connection with a new hire, are generally granted on the first trading day of the month following the date of hire.

In 2022, the planned and approved LTI grant date values were as follows:

Name	Approximate LTI Grant Date Fair Value
T. Coles	$10,086,000
M. Bodenrader(1)	$587,500
A. Ceesay(2)	$2,850,000
R. Sanchez	$4,000,000
J. Renger	$4,000,000

(1)
In recognition of Mr. Bodenrader's service and achievements as interim Chief Financial Officer, a one-time special recognition grant of restricted stock units was awarded mid-year with an approximate grant date fair value of $500,000, which is not reflected in the table above.
(2)
Mr. Ceesay was hired on May 3, 2021. His annual LTI grant was prorated to reflect his actual time served with the company in 2021.

Employment Agreements and Post-Employment Compensation

We maintain a severance benefits policy for specified C-Suite executives under which each senior executive officer that directly reports to our CEO (other than on a temporary basis) is eligible to receive severance benefits of cash, equity acceleration and benefit continuation upon qualifying terminations in connection with a change in control. We also provide severance protection to our executive officers outside of a change in control pursuant to individual employment agreements. We provide these benefits because we believe that severance protection is necessary to help our executives maintain their focus on the best interests of the Company when providing advice and making strategic decisions about potential corporate transactions or changes in control. We believe that this severance protection encourages effective leadership in the closing and integration of significant transactions affecting the Company. The terms of these arrangements and the amounts payable under them are described below for each NEO in “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.” The material terms of our employment agreement with each NEO are described in “Executive Compensation Tables—Employment Arrangements with our NEOs.”

Other Compensation Policies and Practices

Stock Ownership Guidelines

In December 2021, our compensation committee approved our stock ownership guidelines, or the Guidelines. Our Chief Executive Officer (3x annual base salary), other executive officers who report directly to our Chief Executive Officer on an other than temporary basis (1x annual salary) and non-employee directors who are not affiliated with any stockholder of the Company that beneficially owns 1% or more of our outstanding common stock (3x annual cash retainer), which we refer to as Covered Individuals, are each required to own shares of our stock having at least as much value as a multiple of the Covered Individual’s annual base salary or annual base retainer, as applicable. Shares of common stock directly or indirectly beneficially owned by a Covered Individual, the net exercisable value of stock options of the Company beneficially owned by a Covered Individual and restricted stock units or restricted stock of the Company that are subject solely to time-based vesting conditions, whether vested or unvested, will count towards satisfaction of the Guidelines. Covered Individuals are required to achieve the applicable Guidelines five years after being first subject to the Guidelines and our compensation committee will review each Covered Individual’s compliance (or progress towards compliance) with the Guidelines annually. Our compensation committee may amend the Guidelines, waive or approve an exception to the Guidelines (for instance, in the event of a significant decline in our stock price, a court order such as a divorce settlement or other severe hardship) or impose such conditions, restrictions or limitations on any Covered Individual as it determines to be necessary or appropriate in order to achieve the purposes of the Guidelines.

Clawback Policy

In December 2021, our compensation committee approved our clawback policy. If we are required to prepare an accounting restatement due to (i) our material non-compliance with any financial reporting requirement and (ii) fraud or material misconduct by any Section 16 officer, or a Covered Officer, then the compensation committee may require the Covered Officer to repay to us any or all of the excess amount of incentive compensation that the Covered Officer would have received had such compensation been calculated based on the financial results reported in the restated financial statements. Incentive compensation covered under the policy includes annual performance-based cash bonus and equity incentive compensation received by the Covered Officer during the current fiscal year or the three-year period preceding the publication of the restated financial statements. We plan to revise our clawback policy to comply with the newly-enacted Section 10D of the Exchange Act and corresponding Nasdaq Listing Rule 5608.

Compensation Risk Assessment

We believe that, although a large portion of the compensation provided to our executive officers is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to create a greater focus on long-term value creation while balancing the need to meet shorter-term goals. Our maintenance of stock ownership guidelines further mitigates risk taking. The framework and goals of our annual performance-based incentive plan are consistent for all employees with a maximum cap for all payouts. Furthermore, all compensation decisions for our executive officers are approved by our compensation committee.

In addition, our compensation committee is responsible for reviewing and approving the design, goals and payouts under our annual incentive plan and equity incentive program for our executive officers. Our compensation committee directly engages an independent compensation consultant who advises on market competitive and best practices, as well as any potential risks related to our compensation programs, including pay mix, compensation vehicles, pay for performance alignment, performance measures and goals, payout maximums, vesting periods and compensation committee oversight and independence. Based on all the factors mentioned, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Employee Benefit Programs

As part of our total compensation program, all full-time employees, including our NEOs, are eligible to participate in the same benefit programs. These programs include our tax-qualified retirement plan that provides an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits established by the Internal Revenue Code, as amended, and any regulations promulgated thereunder, or the Code. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. We match each participant’s contribution up to a maximum of 6% of their eligible compensation. Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Our NEOs as well as the rest of our employee population are also eligible to participate in our employee stock purchase plan, medical, dental, vision, life and disability insurances.

We do not provide any additional perquisite or personal benefits to our NEOs or offer any non-qualified supplemental retirement plans.

Insider Trading, Hedging, Pledging and Other Policy Prohibitions

We maintain an insider trading policy that prohibits our employees, directors and contractors from engaging in pledging our securities as collateral for a loan or modifying an existing pledge, engaging in short sales of our securities, using our securities as collateral in a margin account, and/or buying or selling derivative securities of the Company or hedging transactions.

Tax and Accounting Implications of Compensation

Our compensation committee considers Section 162(m) of the Code, which limits the deductibility of certain compensation to $1.0 million per year for certain executive officers, when designing and establishing our executive compensation programs. However, our compensation committee ultimately believes that when making final compensation determinations, there are other factors that must be considered. These factors include our compensation philosophy and objectives and the ability to attract, retain and reward the executive talent needed to achieve our business goals. As such, our compensation committee may award compensation in excess of $1.0 million that is not exempt from the deduction limitations under Section 162(m) of the Code at any given time.

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our share-based compensation awards to employees and directors. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables included herein, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their statements of operations over the period that an employee or director is required to render service in exchange for the option or other award. Our compensation committee considers the impact of ASC Topic 718 when making share-based compensation awards, but also considers other factors as described above.

Compensation Committee Report

The compensation committee has reviewed and discussed this Compensation Discussion and Analysis with our management. Based on these review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report.

Submitted by:

Doug Giordano, M.B.A. (Chairperson)

Deval Patrick, J.D.

Adam Koppel, M.D., Ph.D.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to our NEOs for services rendered to us in all capacities for the years set forth below.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
N. Anthony Coles, M.D.,	2022	642,735	—	—	10,085,985	496,706	—	11,225,426
Chairperson and Chief	2021	617,701	—	—	7,099,999	390,635	—	8,108,335
Executive Officer(1)	2020	600,000	—	—	1,499,999	444,000	198,000	2,741,999
Mark Bodenrader,	2022	337,712	—	499,994	587,480	140,154	18,300	1,583,640
Interim Chief Financial	2021	308,851	—	—	872,100	114,643	17,400	1,312,994
Officer, Senior Vice
President, Finance and
Chief Accounting Officer
Raymond Sanchez, M.D.,	2022	498,120	—	—	3,999,979	288,711	18,300	4,805,110
Chief Medical Officer	2021	478,718	—	—	2,699,993	220,176	17,400	3,416,287
	2020	465,000	—	—	1,000,000	275,280	31,657	1,771,937
John Renger, Ph.D.,	2022	482,052	—	—	3,999,979	279,398	18,300	4,779,729
Chief Scientific Officer	2021	463,276	—	—	2,400,000	213,074	17,400	3,093,750
	2020	450,000	—	—	900,000	266,400	228,675	1,845,075
Abraham Ceesay, M.B.A.,	2022	511,651	—	—	2,849,987	296,553	18,300	3,676,491
President	2021	335,249	250,000	—	4,499,994	172,264	19,124	5,276,631

(1)
In addition to serving as our Chief Executive Officer, Dr. Coles serves as the chairperson, and member, of our board of directors, but receives no additional compensation for his service in such roles.
(2)
The amount reflects a signing bonus paid to Mr. Ceesay at his time of hire. Pursuant to the terms of his employment agreement, Mr. Ceesay must repay 100% of his signing bonus if his employment is terminated by us for cause or he resigns without good reason within 12 months of the effective date of his employment and 50% of his signing bonus if such termination occurs on or after the 12-month anniversary of the effective date of his employment but prior to the 24-month anniversary of the effective date of his employment. In March 2023, Mr. Ceesay left the Company and, in connection thereto, we entered into a separation agreement with Mr. Ceesay that provided, among other things, that we will waive any right to recovery of Mr. Ceesay’s signing bonus. All other cash bonuses, which were based upon the achievement of performance goals under our annual performance-based cash bonus plan, are disclosed under the “Non-Equity Incentive Compensation” column.
(3)
The amount reflects the aggregate grant date fair value of the stock award granted in 2022, as computed in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock award reported in this column are set forth in Note 14, Equity-Based Compensation, to our consolidated financial statements included in our Annual Report. The amount reported in this column reflect the accounting cost for this stock award and does not correspond to the actual economic value that may be received by the NEO upon the vesting of the stock award or any sale of the underlying shares of common stock. This amount reflects a restricted stock unit award granted to Mr. Bodenrader for his service as the interim Chief Financial Officer in addition to his current position.
(4)
The amounts reflect the aggregate grant date fair value of stock option awards granted in 2022, 2021 and 2020, as computed in accordance with ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 14, Equity-Based Compensation, to our consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options or any sale of the underlying shares of common stock.
(5)
The amounts reflect the AIP amounts awarded to our NEOs for their performance during the applicable year. See “—Annual Incentive Plan” and “—2022 Annual Incentive Plan Awards” above.
(6)
The amounts reported in 2022 for Drs. Sanchez and Renger and Messrs. Bodenrader and Ceesay reflect matching contributions made by us under our 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to an NEO in the fiscal year ended December 31, 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock	All Other Option		Grant Date
Name	Grant Date	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units (#)(2)	Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)(4)	Fair Value of Stock and Option Awards ($)(5)
N. Anthony Coles, M.D.	—	385,641	578,462	—	—	—	—
	2/9/2022	—	—	—	425,772	30.36	10,085,985
Mark Bodenrader	—	108,814	163,221	—	—	—	—
	2/9/2022	—	—	—	24,800	30.36	587,480
	6/1/2022	—	—	18,932	—	—	499,994
Raymond Sanchez, M.D.	—	224,154	336,231	—	—	—	—
	2/9/2022	—	—	—	168,856	30.36	3,999,979
John Renger, Ph.D.	—	216,923	325,385	—	—	—	—
	2/9/2022	—	—	—	168,856	30.36	3,999,979
Abraham Ceesay, M.B.A.	—	230,243	345,364	—	—	—	—
	2/9/2022	—	—	—	120,310	30.36	2,849,987

(1)
The amounts shown represent the target and maximum amount of potential cash bonus awards provided for under the AIP. The maximum amounts represent the greatest payout that could have been made if the pre-established performance level was exceeded. Under the AIP, the maximum amount payable was equal to 150% of the target amount. The AIP does not have a threshold level.
(2)
Consists of restricted stock units granted under our 2020 Equity Incentive Plan. The restricted stock units are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at 2022 Fiscal Year-End” table below.
(3)
Consists of stock options to purchase shares of our common stock granted under our 2020 Equity Incentive Plan. The stock options are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at 2022 Fiscal Year-End” table below.
(4)
The exercise price is equal to the closing market price of our common stock on the Nasdaq Capital Market on the date of grant.
(5)
The amounts reported represent the aggregate grant-date fair value of the stock options calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in Note 14, Equity-Based Compensation, to our consolidated financial statements included in our Annual Report.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our NEOs as of December 31, 2022.

	Option Awards(1)						Stock Awards(3)
Name	Vesting Start Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)(4)
N. Anthony Coles, M.D.	2/9/2022		—	425,772	30.36	2/9/2032	—	—
	2/3/2021		335,826	396,888	12.70	2/3/2031	—	—
	10/28/2020	(2)	98,167	98,168	9.88	10/28/2030	—	—
	11/27/2018		3,052,417	—	3.50	12/24/2028	—	—
	11/27/2018		1,034,138	—	10.28	12/24/2028	—	—
Mark Bodenrader	6/1/2022		—	—	—	—	18,932	597,115
	2/9/2022		—	24,800	30.36	2/9/2032	—	—
	2/3/2021		41,250	48,750	12.70	2/3/2031	—	—
	10/28/2020	(2)	32,722	32,723	9.88	10/28/2030	—	—
	9/23/2019		47,263	10,907	3.50	9/23/2029	—	—
	9/23/2019		15,754	3,636	10.28	9/23/2029	—	—
Raymond Sanchez, M.D.	2/9/2022		—	168,856	30.36	2/9/2032	—	—
	2/3/2021		127,708	150,929	12.70	2/3/2031	—	—
	10/28/2020	(2)	65,445	65,445	9.88	10/28/2030	—	—
	1/14/2019		546,800	11,635	3.50	2/27/2029	—	—
	1/14/2019		182,266	3,878	10.28	2/27/2029	—	—
John Renger, Ph.D.	2/9/2022		—	168,856	30.36	2/9/2032	—	—
	2/3/2021		113,518	134,160	12.70	2/3/2031	—	—
	10/28/2020	(2)	58,900	58,901	9.88	10/28/2030	—	—
	4/8/2019		20,037	40,073	3.50	4/2/2029	—	—
	4/8/2019		91,593	13,358	10.28	4/2/2029	—	—
Abraham Ceesay, M.B.A.(5)	2/9/2022		—	120,310	30.36	2/9/2032	—	—
	6/1/2021		76,843	288,166	13.17	6/1/2031	—	—

(1)
Unless otherwise noted, shares of stock subject to option awards will vest, if at all, as follows: 25% of the shares subject to the option will vest on the first anniversary of the vesting start date, with the remaining 75% of the shares subject to the option to vest ratably in 36 equal monthly installments thereafter (rounded down to the nearest whole number of shares on each such date) until the award fully vests upon the fourth anniversary of the vesting start date, subject to the NEO’s continued service.
(2)
This award vests with respect to 50% of the option on the second anniversary of the vesting start date, with the remainder vesting in two equal installments thereafter.
(3)
Unless otherwise noted, shares of stock subject to stock awards will vest, if at all, as follows: in four equal annual installments on each of the first, second, third and fourth anniversary of the vesting start date, subject to the NEO’s continued service.
(4)
Based on a price of $31.54 per share, which was the closing price per share of our common stock as reported by Nasdaq on December 30, 2022, the last trading day of 2022.
(5)
In March 2023, Mr. Ceesay left the Company and all stock options that were not vested as of his departure were forfeited.

Option Exercises and Stock Vested in Fiscal Year 2022

The following table sets forth the number of shares acquired and the value realized upon exercises of stock options during the fiscal year ended December 31, 2022 by each of our NEOs.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
N. Anthony Coles, M.D.	50,000	1,158,300
Mark Bodenrader	—	—
Raymond Sanchez, M.D.	—	—
John Renger, Ph.D.	366,105	10,443,570
Abraham Ceesay, M.B.A.	96,056	1,989,991

(1)
The value realized when the stock options were exercised represents (i) the excess of the per share price at which the common stock was sold on the date of exercise over the per share exercise price of the stock option, multiplied by (ii) the number of options exercised and shares sold.

Potential Payments upon Termination or Change in Control

Our NEOs have entered into employment agreements with us, pursuant to which they are entitled to severance compensation in connection with certain qualifying terminations of employment.

N. Anthony Coles, M.D. Pursuant to Dr. Coles’ employment agreement, in the case of a sale event (as defined in his employment agreement), Dr. Coles’ stock option awards that are subject to time-based vesting and outstanding as of the date of a sale event will be accelerated and vest in connection with such sale event if he is in continuous service through the date of such sale event. If Dr. Coles’ employment is terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement), Dr. Coles will be entitled to (i) 24 months of salary continuation, (ii) a prorated amount of his annual target bonus for the year of such termination based on the number of days of Dr. Coles’ service during the year his employment is terminated, (iii) acceleration of an additional 12 months of vesting for his stock options and any other stock awards granted to him under our equity incentive plan and (iv) up to 24 months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation. In the case of a sale event (as defined in his employment agreement), and in lieu of the above payments and benefits, Dr. Coles’ stock option awards that are subject to time-based vesting and outstanding as of the date of a sale event will be accelerated and vest in connection with such sale event if (i) he is in continuous service through the date of such sale event or (ii) within the 12 month period following a sale event his employment is (A) terminated by us without cause (as defined in, and modified for severance purposes, in his employment agreement) or (B) he resigns for good reason (as defined in his employment agreement). In the event his employment is terminated within 12 months following a sale event (as defined in his employment agreement), in addition to the accelerated vesting of his stock option awards and any other time-based equity awards described above, subject to certain limitations, he will be entitled to receive (i) 24 months of salary plus two times his target bonus payable in a lump sum, and (ii) up to 18 months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

Raymond Sanchez, M.D. Pursuant to Dr. Sanchez’s employment agreement, if Dr. Sanchez’s employment is terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement), Dr. Sanchez will be entitled to (i) 12 months of salary continuation, (ii) a prorated amount of his target annual bonus for the year of such termination based on the number of days of Dr. Sanchez’s service during the year his employment is terminated and (iii) up to 12 months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

John Renger, Ph.D. Pursuant to Dr. Renger's employment agreement, if Dr. Renger’s employment is terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement), Dr. Renger will be entitled to (i) 12 months of salary continuation, (ii) a prorated amount of his target annual bonus for the year of such termination based on the number of days of Dr. Renger’s service during the year his employment is terminated and (iii) up to 12 months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

Abraham Ceesay, M.B.A. Pursuant to Mr. Ceesay’s employment agreement, if Mr. Ceesay’s employment is terminated by us without cause or by him for good reason (as such terms are defined in his employment agreement), Mr. Ceesay will be entitled to (i) 12 months of salary continuation, (ii) a prorated amount of his target annual bonus and for the year of such termination based on the number of days of Mr. Ceesay’s service during the year his employment is terminated and (iii) up to 12 months (dependent on

COBRA eligibility for such period) of company-sponsored benefits continuation. In March 2023, Mr. Ceesay left the Company, and, in connection thereto, entered into a separation agreement, or the Separation Agreement, that provides that, subject to his compliance with and non-revocation of the Separation Agreement, the Company shall waive any right to recovery of Mr. Ceesay’s signing bonus and Mr. Ceesay will have a period of six months from his departure date to exercise any vested options that he holds. In addition, under the Separation Agreement, Mr. Ceesay provided a general waiver and release of claims in favor of the Company and is subject to certain restrictive covenants, including confidentiality, non-solicitation and non-disparagement. Except as provided in the Separation Agreement, Mr. Ceesay did not receive any other severance benefits in connection with his departure.

Severance Policy. Our severance benefits policy for specified C-suite executives, or our Severance Policy, provides for certain payments and benefits to our senior executive officers who report directly to our Chief Executive Officer (on an other than temporary basis) in the event of certain qualifying terminations of employment in connection with a change in control of the Company.

Under the Severance Policy, if an eligible employee’s employment is terminated by us for a reason other than cause, death or disability, or if an eligible employee resigns for good reason, in either case within the period that begins three months prior to the occurrence of the first event constituting a sale event and ends on the first anniversary of such event (as such terms are defined in the Severance Policy), then, subject to a release requirement, the eligible employee will be entitled to receive the following severance benefits:

•
an amount equal to the sum of 12 months of such eligible employee’s base salary and target bonus in the year the termination of employment occurs, payable in equal installments over the 12-month period following such termination;
•
acceleration of the vesting of such eligible employee’s outstanding time-based vesting equity awards; and
•
payment of continued health coverage required under applicable law for the eligible employee and any eligible dependents that were covered under the Company’s health care plans immediately prior to the termination date for up to 12 months.

We also maintain a severance policy for senior vice presidents and vice presidents that is generally identical to the Severance Policy, except that eligible employees are entitled to receive nine months of base salary, target bonus and health coverage continuation.

The table below quantifies the potential payments and benefits that would have become due to our NEOs assuming that a qualifying termination occurred on December 31, 2022. The closing market price of a share of our common stock on December 30, 2022, the last trading day of 2022, was $31.54 per share. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 31, 2022 by the difference between the closing price of our common stock as reported on the Nasdaq Capital Market on December 30, 2022 and the exercise price for such unvested stock options.

	Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason In Connection With a Change in Control ($)
N. Anthony Coles, M.D.	Cash Severance Payments	1,671,111	(1)	2,056,752	(2)
	Healthcare Continuation	39,873	(3)	29,904	(4)
	Acceleration of Equity Award Vesting	4,744,523	(5)	10,106,100	(6)
	Total	6,455,507		12,192,756
Mark Bodenrader	Cash Severance Payments	270,000	(7)	351,611	(8)
	Healthcare Continuation	17,413	(9)	17,413	(9)
	Acceleration of Equity Award Vesting	—		2,636,743	(6)
	Total	287,413		3,005,767
Raymond Sanchez, M.D.	Cash Severance Payments	722,274	(10)	722,274	(11)
	Healthcare Continuation	19,936	(12)	19,936	(13)
	Acceleration of Equity Award Vesting	—		4,868,983	(6)
	Total	742,210		5,611,193
John Renger, Ph.D.	Cash Severance Payments	698,975	(10)	698,975	(11)
	Healthcare Continuation	28,425	(12)	28,425	(13)
	Acceleration of Equity Award Vesting	—		5,410,258	(6)
	Total	727,400		6,137,658
Abraham Ceesay, M.B.A.	Cash Severance Payments	741,894	(10)	741,894	(11)
	Healthcare Continuation	18,964	(12)	18,964	(13)
	Acceleration of Equity Award Vesting	—		5,435,575	(6)
	Total	760,858		6,196,433

(1)
Represents an amount equal to the sum of (i) 24 months of Dr. Coles’ base salary at the rate in effect as of December 31, 2022 and (ii) a prorated target bonus.
(2)
Represents an amount equal to the sum of (i) 24 months of Dr. Coles’ base salary at the rate in effect as of December 31, 2022 and (ii) two times Dr. Coles’ target bonus.
(3)
Represents an amount equal to the monthly employer contribution that we would have made to provide health insurance for Dr. Coles for the 24-month period following the date of termination, based on the premiums as of the date of termination.
(4)
Represents an amount equal to the monthly employer contribution that we would have made to provide health insurance for Dr. Coles for the 18-month period following the date of termination, based on the premiums as of the date of termination.
(5)
Represents the acceleration of vesting as to the unvested equity awards held by Dr. Coles for 12 months following December 31, 2022.
(6)
Represents the acceleration of vesting as to 100% of the unvested equity awards held by the NEO.
(7)
Represents nine months of salary continuation.
(8)
Represents an amount equal to the sum of (i) salary continuation of the NEO’s salary at the rate in effect as of December 31, 2022 for a period of nine months and (ii) 0.75 times a prorated target bonus, payable in a lump sum.
(9)
Represents nine months of continuing healthcare benefits.
(10)
Represents an amount equal to the sum of (i) salary continuation of the NEO’s salary at the rate in effect as of December 31, 2022 for a period of 12 months and (ii) a prorated target bonus, payable in a lump sum.
(11)
Represents an amount equal to the sum of 12 months of the NEO’s annual base salary in effect as of December 31, 2022 and the NEO’s target bonus opportunity for 2022, payable in installments over the 12-month period following the termination date.

(12)
Represents an amount equal to the monthly employer contribution that we would have made to provide health insurance for the NEO for the 12-month period following the date of termination, based on the premiums as of the date of termination.
(13)
Represents payment of continued health coverage required under applicable law for the NEO and any eligible dependents that were covered under the Company’s health care plans immediately prior to the termination date for up to 12 months.

Employment Arrangements with our NEOs

The material terms of our employment agreements with each NEO are described below.

N. Anthony Coles, M.D. On November 23, 2018, we entered into an employment agreement with Dr. Coles for the position of Executive Chairperson, Chairperson of our board of directors and his future appointment to Chief Executive Officer. In accordance with his employment agreement, as amended, on November 27, 2018, Dr. Coles was appointed to the position of Executive Chairperson and Chairperson of our board of directors with a base salary of $300,000. Dr. Coles’ agreement also provided for him to become Chief Executive Officer no later than March 31, 2019; however, his agreement was subsequently amended to provide for his appointment to be effective as of September 3, 2019. In connection with taking on the Chief Executive Officer role, Dr. Coles’ base salary increased to $600,000. Under his employment agreement, Dr. Coles was eligible to earn an annual target bonus equal to 50% of his base salary. His salary is subject to increase from time to time by our board of directors within its discretion. Dr. Coles was promised an equity award of stock options, a portion of which was contingent upon him becoming Chief Executive Officer no later than March 31, 2019, which deadline was extended by subsequent amendments to September 4, 2019. Dr. Coles’ employment agreement provides that his stock option awards that are subject to time-based vesting and outstanding as of the date of a sale event (as defined in his employment agreement) will be accelerated and vest in connection with such sale event if (i) he is in continuous service through the date of such sale event or (ii) within the 12 month period following a sale event his employment is (A) terminated by us without cause (as defined in, and modified for severance purposes, in his employment agreement) or (B) he resigns for good reason (as defined in his employment agreement). Dr. Coles is also eligible to receive reimbursement of up to $18,000 per month in reasonable living and commuting expenses and applicable taxes, through November 28, 2020, subject to repayment of up to 50% of such amounts if Dr. Coles’ employment is terminated by us for cause or he resigns without good reason within 24 months of the effective date of his employment agreement. Dr. Coles’ agreement provided for the reimbursement by us of up to $75,000 of legal fees incurred in connection with the negotiation of his employment agreement and related agreements. Dr. Coles is eligible to participate in the employee benefit plans generally available to all our full-time employees, subject to the terms of those plans.

Dr. Coles’ employment has no specified term but can be terminated at will by either party. If Dr. Coles’ employment is terminated by us without cause or by him for good reason (as such terms are defined in, and modified for severance purposes, in his employment agreement), Dr. Coles will be entitled to certain payments and benefits in addition to accrued obligations as described above in “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.”

Mark Bodenrader. On August 18, 2019, we entered into an offer letter agreement with Mr. Bodenrader for the position of Vice President, Finance and Chief Accounting Officer effective as of September 3, 2019. On September 20, 2021, our board of directors appointed Mr. Bodenrader as the interim Chief Financial Officer and principal financial officer, effective as of September 20, 2021. Mr. Bodenrader currently serves as the Senior Vice President, Finance and Chief Accounting Officer and will continue in those roles while serving as the principal financial officer. Pursuant to his offer letter agreement, Mr. Bodenrader was entitled to a base salary of $300,000 and was eligible to earn an annual target bonus equal to 25% of his annual base salary prorated for a partial initial year of employment. Mr. Bodenrader is eligible to participate in our employee benefit plans generally available to our senior employees, subject to the terms of those plans. The offer letter agreement also provided for a $75,000 signing bonus and a promised equity award of stock options subject to the terms of an award agreement and our equity incentive plan.

Mr. Bodenrader’s employment has no specified term but can be terminated at will by either party. In the event Mr. Bodenrader’s employment is terminated by us for cause (as such term is defined in the offer letter agreement) or by Mr. Bodenrader without good cause (as such term is defined in the offer letter agreement) within (i) the 12-month period following his start date, Mr. Bodenrader will be required to repay us the full amount of any signing bonus or (ii) on or after the 12-month period following his start date but before the 24-month period following his start date, Mr. Bodenrader will be required to repay us 50% of the signing bonus. Any repayment must occur within the 30-day period following the date on which his employment terminates.

Abraham Ceesay, M.B.A. On April 13, 2021, we entered into an employment agreement with Mr. Ceesay for the position of President effective as of May 3, 2021. Pursuant to his employment agreement, Mr. Ceesay was entitled to a base salary of $500,000 and was eligible to earn an annual target bonus equal to 45% of his annual base salary. His salary is subject to increase from time to time by our board of directors in its discretion. Mr. Ceesay is eligible to participate in our employee benefit plans generally available to our senior executive employees, subject to the terms of those plans. The employment agreement also provided for a one-time cash signing bonus in the amount of $250,000 and a promised equity award of stock options subject to the terms of an award agreement and our equity incentive plan.

In March 2023, Mr. Ceesay left the Company, and, in connection thereto, entered into a Separation Agreement that provides that, subject to his compliance with and non-revocation of the Separation Agreement, the Company shall waive any right to recovery of Mr. Ceesay’s signing bonus and Mr. Ceesay will have a period of six months from the his departure date to exercise any vested options that he holds. In addition, under the Separation Agreement, Mr. Ceesay provided a general waiver and release of claims in favor of the Company and is subject to certain restrictive covenants, including confidentiality, non-solicitation and non-disparagement. Except as provided in the Separation Agreement, Mr. Ceesay did not receive any other severance benefits in connection with his departure.

Raymond Sanchez, M.D. On November 26, 2018, we entered into an employment agreement with Dr. Sanchez for the position of Chief Medical Officer effective as of January 14, 2019. Pursuant to his employment agreement, as amended on October 27, 2020, Dr. Sanchez was entitled to a base salary of $465,000 and was eligible to earn an annual target bonus equal to 40% of his annual base salary. His salary is subject to increase from time to time by our board of directors in its discretion. Dr. Sanchez is eligible to participate in our employee benefit plans generally available to our senior employees, subject to the terms of those plans. Dr. Sanchez’s employment agreement also provided for an initial grant of stock options, a $400,000 signing bonus and reimbursement of relocation expenses up to $130,000 (grossed up for any taxes imposed on the amounts reimbursed) (such signing bonus and relocation expenses being referred to herein as, the Additional Compensation). In the event Dr. Sanchez’s employment is terminated by us for cause (as such term is defined in the employment agreement) or by Dr. Sanchez without good reason (as such term is defined in the employment agreement) within the 24-month period following his start date, Dr. Sanchez will be required to repay us an amount equal to 50% of his Additional Compensation within the 30-day period following the date on which his employment terminates. Pursuant to his employment agreement, Dr. Sanchez was also entitled to reimbursement by us for the cost of his and his dependents’ participation in his former employer’s health and welfare and life and disability insurance plans during his transition to our company, and also was provided with specific premium business and travel reimbursement entitlements.

Dr. Sanchez’s employment has no specified term but can be terminated at will by either party. If Dr. Sanchez’s employment is terminated by us without cause, or if Dr. Sanchez terminates his employment for good reason (as such terms are defined in his employment agreement), Dr. Sanchez will be entitled to certain payments and benefits in addition to accrued obligations as described above in “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.”

John Renger, Ph.D. On March 16, 2019, we entered into an employment agreement with Dr. Renger for the position of Chief Scientific Officer effective as of April 8, 2019. Pursuant to his employment agreement, Dr. Renger was entitled to a base salary of $450,000 and was eligible to earn an annual target bonus equal to 40% of his annual base salary. His salary is subject to increase from time to time by our board of directors in its discretion. Dr. Renger is eligible to participate in our employee benefit plans generally available to our senior executive employees, subject to the terms of those plans. The employment agreement also provided for a $130,000 signing bonus and a promised equity award of stock options subject to the terms of an award agreement and our equity incentive plan.

Dr. Renger’s employment has no specified term but can be terminated at will by either party. If Dr. Renger’s employment is terminated by us without cause, or if Dr. Renger terminates his employment for good reason (as such terms are defined in his employment agreement), Dr. Renger will be entitled to certain payments and benefits in addition to accrued obligations as described above in “Executive Compensation Tables—Potential Payments upon Termination or Change in Control.”

Indemnification Agreements

We entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K requires us to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee (excluding our principal executive officer). The SEC rules provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, the CEO pay ratio was not designed to cross compare results across varying companies even within the same industry but instead the intent was to allow stockholders to better understand and assess a company’s compensation practices. The CEO pay ratio was not referenced or used by management or the compensation committee in any way when making compensation decisions. This information is being provided solely for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described below.

In 2022, our principal executive officer was our Chief Executive Officer, N. Anthony Coles, M.D. We identified the median employee using the below permitted methodology.

•
The determination date for selecting our median employee was as of December 31, 2022. On that date, the company employed approximately 298 employees.
•
For each employee (excluding our CEO), we used the annual base salary effective December 31, 2022 as our “consistently applied compensation measure" to determine the identity of the median employee. This approach was used because we believe it best reflects our employee compensation philosophy.
•
The compensation derived for each employee above was then ranked from lowest to highest to identify our median employee. The median employee was closely reviewed to ensure there were no unique pay conditions impacting their compensation.
•
The annual compensation of our median employee was then calculated using the same methodology we used for our CEO and our other NEOs in the summary compensation table.
•
A comparison of the CEO and median employee compensation then determined our CEO pay ratio as follows:

2022 Annual Compensation
Chief Executive Officer	$11,225,426
Median Employee	$318,973
Ratio of CEO to Median Employee	35:1

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid and certain financial performance metrics for our company.

This information was not referenced or used by management or the compensation committee in any way when making compensation decisions and is being provided solely for compliance purposes. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Equity values presented below are calculated in accordance with FASB ASC Topic 718. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ significantly from the compensation actually earned, realized or received by the individuals and the compensation decisions described in the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

For instance, as described in more detail above in the section entitled “Executive Compensation—Compensation Discussion and Analysis— 2022 Performance-Based Incentive Plans,” while we place a strong emphasis on performance-based compensation as reflected by our cash annual incentive plan and our long-term incentive awards, we do not use financial performance measures when setting compensation goals and making compensation decisions for our executive officers. In particular, for the most recently completed fiscal year, we did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to our NEOs. Accordingly, we have omitted the tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. However, our cash annual incentive plan program serves to align, motivate and reward our executives for short-term achievement based on pre-determined company performance goals with an eye towards building longer-term success. Additionally, our long-term incentive awards, which are an integral part of our executive compensation program, rely upon an increase in our stock price in order to have any value and are designed to reward long-term success for the Company and all of our stakeholders.

The peer group total stockholder return, or TSR, set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report. Both our Company TSR and our peer group TSR assumes $100 was invested for the period starting at the market close on July 30, 2020, which was approximately the date on which the Class A common shares and redeemable warrants comprising the units sold in the initial public offering of ARYA, our predecessor, began separate trading, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

Due to our status as a clinical-stage biopharmaceutical company whose primary focus is research and development of our product candidates, we have not historically utilized net income (loss) as a performance measure for our executive compensation program. As a result, we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented.

For additional information about how we align executive compensation with company performance, please see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($ thousands)
2022	11,225,426	4,600,858	3,711,243	2,391,202	264.96	99.59	(351,511)
2021	8,108,335	44,542,956	3,340,364	7,552,740	272.39	110.80	(225,334)
2020	2,741,999	25,758,794	3,003,675	6,726,900	139.32	110.78	(152,142)

(1)
The PEO and Non-PEO NEOs included in the above compensation columns reflect the following:

Year	CEO/PEO	Non-PEO NEOs
2022	N. Anthony Coles, M.D.	Mark Bodenrader, Raymond Sanchez, M.D., John Renger, Ph.D., and Abraham Ceesay, M.B.A.
2021	N. Anthony Coles, M.D.	Mark Bodenrader, Kathy Yi, Abraham Ceesay, M.B.A., Raymond Sanchez, M.D., and Scott Akamine, J.D.
2020	N. Anthony Coles, M.D.	John Renger, Ph.D., Kathleen Tregoning, M.A., and Bryan Phillips, J.D.

(2)
"Compensation Actually Paid" to the PEO reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	PEO
Adjustments to Determine Compensation "Actually Paid" for PEO ($)	2022	2021	2020
Total Compensation per Summary Compensation Table	11,225,426	8,108,335	2,741,999
Less: Stock award amounts per Summary Compensation Table	—	—	—
Less: Option award amounts per Summary Compensation Table	(10,085,985)	(7,099,999)	(1,499,999)
Plus: The year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	10,048,849	20,079,260	2,662,811
The amount of change as of the end of the covered fiscal year in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year from the end of the prior fiscal year	(751,670)	17,133,625	18,528,695
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the change as of the vesting date in fair value from the end of the prior fiscal year	(5,835,762)	6,321,735	3,325,288
Less: For awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year	—	—	—
Total Adjustments	(6,624,568)	36,434,621	23,016,795
Compensation Actually Paid	4,600,858	44,542,956	25,758,794

(3)
The average "Compensation Actually Paid" to the Non-PEO NEOs reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

	Non-PEO NEOs
Adjustments to Determine Compensation "Actually Paid" for Non-PEO NEOs ($)	2022 Average	2021 Average	2020 Average
Total Compensation per Summary Compensation Table	3,711,243	3,340,364	3,003,675
Less: Stock award amounts per Summary Compensation Table	(124,999)	—	—
Less: Option award amounts per Summary Compensation Table	(2,859,356)	(2,708,570)	(2,255,349)
Plus: The year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	2,998,108	6,118,955	4,481,591
The amount of change as of the end of the covered fiscal year in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year from the end of the prior fiscal year	(320,983)	1,282,825	1,167,857
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the change as of the vesting date in fair value from the end of the prior fiscal year	(1,012,811)	372,287	329,126
Less: For awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year	—	(853,121)	—
Total Adjustments	(1,320,041)	4,212,376	3,723,225
Compensation Actually Paid	2,391,202	7,552,740	6,726,900

As required by Item 402(v) of Regulation S-K, we are also providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable year. The first graph compares our PEO and average non-PEO NEO compensation actually paid versus our TSR and our peer group TSR, and also compares our TSR versus our peer group TSR:

The second graph compares our PEO and average non-PEO NEO compensation actually paid versus our net income (loss):

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022 regarding shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of outstanding restricted stock units		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	17,197,793	(2)	$13.59	19,057,024	(3)(4)
Equity compensation plans not approved by security holders	—		—	—
Total	17,197,793		$13.59	19,057,024

(1)
Consists of the Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan, or the 2020 Equity Incentive Plan, and the Cerevel Therapeutics Holdings, Inc. Amended and Restated Employee Stock Purchase Plan, or the ESPP.
(2)
Consists of 17,178,861 shares of common stock issuable upon the exercise of outstanding stock options and 18,932 shares of common stock issuable upon settlement of outstanding restricted stock units.
(3)
As of December 31, 2022, there were 14,797,463 shares available for grant under the 2020 Equity Incentive Plan and 4,259,561 shares available for grant under the ESPP.
(4)
The 2020 Equity Incentive Plan provides that the number of shares of common stock reserved and available for issuance under the 2020 Equity Incentive Plan shall be cumulatively increased on January 1 of each year. The number of shares of common stock increased each year will be equal to (i) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser amount as determined by our board of directors. The ESPP provides that the number of shares of common stock reserved and available for issuance under the ESPP shall be cumulatively increased on January 1 of each year. The number of shares of common stock increased each year will be equal to (i) 1% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser amount as determined by our board of directors.

DIRECTOR COMPENSATION

Dr. Coles, our Chief Executive Officer, does not receive any compensation from us for his services on our board of directors as chairperson and member. Dr. Coles’ compensation for his service as Chief Executive Officer is set forth above in “Executive Compensation Tables—Summary Compensation Table.” Each of our remaining non-employee directors is eligible to receive any of the following forms of compensation, as applicable, under our non-employee director compensation policy.

Non-Employee Director Compensation Policy

Pursuant to our non-employee director compensation policy currently in effect as of the date of this proxy statement, each non-employee director will receive an annual retainer of $50,000, an additional annual retainer of $50,000 for serving as the lead independent director, a $20,000 annual retainer for serving as the chair of the audit committee (which, under our non-employee director compensation policy in effect during fiscal year 2022, was instead $15,000), a $15,000 annual retainer for serving as the chair of the compensation committee, nominating and corporate governance committee or science and technology committee, a $10,000 annual retainer for serving as a member on the audit committee (which, under our non-employee director compensation policy in effect during fiscal year 2022, was instead $7,500) and a $7,500 annual retainer for serving as a member on the compensation committee, nominating and corporate governance committee or science and technology committee, to be paid quarterly in arrears and prorated based on the number of actual days served on the board of directors or applicable committee. Non-employee directors are also eligible to receive certain additional cash retainers for serving on ad hoc special committees of the board of directors. In addition, each non-employee director who will continue as a non-employee director following such meeting will receive, on the date of our annual meeting of stockholders, an annual grant of stock options and restricted stock units, in an approximate ratio of 75% stock options and 25% restricted stock units (which, under our non-employee director compensation policy in effect during fiscal year 2022, was instead 100% stock options), with a grant date fair value, determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under ASC 718, equal to approximately $428,000, that vests in full on the earlier of the one-year anniversary of the grant date or the next annual meeting of stockholders, and each new non-employee director will receive stock options and restricted stock units, in an approximate ratio of 75% stock options and 25% restricted stock units (which, under our non-employee director compensation policy in effect during fiscal year 2022, was instead 100% stock options), with a grant date fair value equal to approximately $642,000, that vests, in the case of stock options, in 36 monthly installments through the third anniversary of the grant date, and, in the case of restricted stock units, in three annual installments through the third anniversary of the grant date. The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period shall not exceed $750,000 (or $1,000,000 for the calendar year in which the non-employee director is initially elected or appointed to the board of directors).

Non-Employee Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director of our board of directors during fiscal year 2022.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)(1)		Total ($)
Deborah Baron, M.B.A.(2)	—	—		—
Morris Birnbaum, M.D., Ph.D.(2)	—	—		—
Marijn Dekkers, Ph.D.	71,333	427,984	(3)(4)	499,317
Doug Giordano, M.B.A.	69,166	427,984	(3)(4)	497,150
Christopher Gordon, M.B.A.	69,166	427,984	(3)(5)	497,150
Adam Koppel, M.D., Ph.D.	65,000	427,984	(3)(5)	492,984
Ruth McKernan, Ph.D., CBE, FMedSci	57,500	427,984	(3)(6)	485,484
Deval Patrick, J.D.	57,500	427,984	(3)(7)	485,484
Norbert Riedel, Ph.D.	134,582	427,984	(3)(4)	562,566
Gabrielle Sulzberger, J.D., M.B.A.	82,999	427,984	(3)(4)	510,983
Suneet Varma, M.B.A.(2)	—	—		—

(1)
Amounts represent the aggregate grant date fair value of stock options granted in 2022 to non-employee directors, as computed in accordance with ASC 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 14, Equity-Based Compensation, to our consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-executive directors upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)
Ms. Baron, Dr. Birnbaum and Mr. Varma, who are or were each employees of Pfizer Inc. and were nominated to our board of directors by Pfizer Inc., have declined to receive compensation for their service on our board of directors. Effective June 14, 2022, Dr. Birnbaum resigned from our board of directors and all committees of our board of directors in conjunction with his retirement from his role at Pfizer Inc. On June 14, 2022, Mr. Varma joined our board of directors.
(3)
Includes an annual grant of stock options in June 2022 with a grant date fair value of approximately $428,000 in accordance with our non-employee director compensation policy in effect during fiscal year 2022 discussed above.
(4)
As of December 31, 2022, Dr. Dekkers, Mr. Giordano, Dr. Riedel and Ms. Sulzberger held 81,462 unexercised option awards.
(5)
As of December 31, 2022, Mr. Gordon and Dr. Koppel held 66,409 unexercised option awards.
(6)
As of December 31, 2022, Dr. McKernan held 79,206 unexercised option awards.
(7)
As of December 31, 2022, Mr. Patrick held 66,144 unexercised option awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 31, 2023 (unless stated otherwise) for each of our NEOs, each of our directors, all of our executive officers and directors as a group and each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of March 31, 2023. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of March 31, 2023 or subject to restricted stock units that vest within 60 days of March 31, 2023 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, MA 02141. The percentage of beneficial ownership of our shares of common stock is calculated based on 156,760,109 shares of common stock outstanding as of March 31, 2023.

Name of Beneficial Owner	Number of Shares	%
Greater than 5% Holders
BC Perception Holdings, LP(1)	60,632,356	38.7%
Pfizer Inc.(2)	27,349,211	17.4%
Certain funds and accounts affiliated with Fidelity(3)	23,453,788	15.0%
NEOs and Directors
N. Anthony Coles, M.D.(4)	4,582,630	2.9%
Mark Bodenrader(5)	164,877	*
Raymond Sanchez, Ph.D.(6)	1,019,524	*
John Renger, Ph.D.(7)	418,750	*
Abraham Ceesay, M.B.A.(8)	135,736	*
Deborah Baron, M.B.A.	—	—
Morris Birnbaum, M.D., Ph.D.	—	—
Marijn Dekkers, Ph.D.(9)	286,543	*
Doug Giordano, M.B.A.(6)	58,003	*
Christopher Gordon, M.B.A.(6)(10)	42,950	*
Adam Koppel, M.D., Ph.D.(6)(11)	42,950	*
Ruth McKernan, Ph.D., CBE, FMedSci(6)	43,358	*
Deval Patrick, J.D.(6)	20,087	*
Norbert Riedel, Ph.D.(12)	100,813	*
Gabrielle Sulzberger, J.D., M.B.A.(13)	72,273	*
Suneet Varma, M.B.A.	—	—
All directors and executive officers as a group (19 persons)	8,038,945	5.1%

* Less than 1%

(1)
Based solely on Amendment No. 3 to a Schedule 13D filed with the SEC on August 18, 2022. Bain Capital Investors, LLC is the ultimate general partner of BC Perception Holdings, LP. As a result, Bain Capital Investors, LLC may be deemed to exercise voting and dispositive power with respect to the shares reported in the table above. Voting and investment decisions with respect to securities held by BC Perception Holdings, LP are made by the managing directors of Bain Capital Investors, LLC, of whom there are three or more and none of whom individually has the power to direct such decisions. The address of BC Perception Holdings, LP is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.
(2)
Based solely on Amendment No. 3 to a Schedule 13D filed with the SEC on April 7, 2022. Ms. Baron and Mr. Varma, each of whom is a member of our board of directors, are each employed by Pfizer Inc. Neither Ms. Baron nor Mr. Varma has voting or dispositive power over such shares and each of them disclaims beneficial ownership of all such shares. The address of Pfizer Inc. is 235 East 42nd Street, New York, New York 10017.
(3)
Based solely on Amendment No. 2 to a Schedule 13G filed with the SEC on February 9, 2023. The address of such entities is 245 Summer Street, Boston, Massachusetts 02210.
(4)
Consists of (i) 2,704 shares of common stock and (ii) options to purchase 4,579,926 shares of common stock exercisable within 60 days of March 31, 2023.

(5)
Consists of (i) 2,684 shares of common stock and (ii) options to purchase 162,193 shares of common stock exercisable within 60 days of March 31, 2023.
(6)
Consists solely of options exercisable within 60 days of March 31, 2023.
(7)
Consists of (i) 2,704 shares of common stock and (ii) options to purchase 416,046 shares of common stock exercisable within 60 days of March 31, 2023.
(8)
Consists solely of options exercisable as of March 31, 2023.
(9)
Consists of 28,540 shares of common stock and options to purchase 58,003 shares of common stock exercisable within 60 days of March 31, 2023, in each case, held directly by Dr. Dekkers, and 200,000 shares of common stock held by Novalis LifeSciences Investments I, L.P., or Novalis LifeSciences. Dr. Dekkers, the Manager of the general partner of Novalis LifeSciences, has sole voting and dispositive power over the shares held by Novalis LifeSciences and, as a result, may be deemed to share beneficial ownership of the shares held by Novalis LifeSciences. The address of Novalis LifeSciences is 1 Liberty Lane E, Suite 100, Hampton, New Hampshire 03842.
(10)
Does not include shares of common stock held by BC Perception Holdings, LP, which is reflected elsewhere in the table. Mr. Gordon, who is a member of our board of directors, is a managing director of Bain Capital Investors, LLC, the ultimate general partner of BC Perception Holdings, LP, and as a result, and by virtue of the relationships described in footnote 1 above, may be deemed to share beneficial ownership of the shares held by BC Perception Holdings, LP. The address for Mr. Gordon is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, MA 02116.
(11)
Does not include shares of common stock held by BC Perception Holdings, LP. Dr. Koppel, who is a member of our board of directors, is a managing director of Bain Capital Life Sciences Investors, LLC, which is the general partner of Bain Capital Life Sciences Fund, LP, and, as a result, may be deemed to share beneficial ownership of the shares held by BC Perception Holdings, LP. The address for Dr. Koppel is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.
(12)
Consists of (i) 42,810 shares of common stock and (ii) options to purchase 58,003 shares of common stock exercisable within 60 days of March 31, 2023.
(13)
Consists of (i) 14,270 shares of common stock and (ii) options to purchase 58,003 shares of common stock exercisable within 60 days of March 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation and employment-related arrangements, including those described under the sections entitled “Executive Compensation,” “Executive Compensation Tables” and “Director Compensation” in this proxy statement, and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which:

•
we were, or will be, a participant;
•
the amount involved exceeded, or will exceed, $120,000; and
•
in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

As used in this proxy statement, the term “Business Combination” refers to the acquisition of Cerevel Therapeutics, Inc. by ARYA Sciences Acquisition Corp II pursuant to a business combination agreement dated July 29, 2020, as amended on October 2, 2020, or the Business Combination Agreement, and pursuant to which Cerevel Therapeutics, Inc. became a wholly owned subsidiary of ARYA Sciences Acquisition Corp II and ARYA Sciences Acquisition Corp II was renamed Cerevel Therapeutics Holdings, Inc.

Pfizer License Agreement

In August 2018, we entered into a license agreement with Pfizer Inc., which owns more than 5% of our common stock. We refer to the license agreement in this proxy statement as the Pfizer License Agreement. Pursuant to the Pfizer License Agreement, we were granted an exclusive, sublicensable, worldwide license under certain Pfizer patent rights, and a non-exclusive, sublicensable, worldwide license under certain Pfizer know-how, to develop, manufacture and commercialize certain compounds and products, which currently constitute substantially all of our asset portfolio, in the field of treatment, prevention, diagnosis, control and maintenance of all diseases and disorders in humans, subject to the terms and conditions of the Pfizer License Agreement. For additional details regarding the Pfizer License Agreement, see “Business—Pfizer License Agreement” of our Annual Report.

As partial consideration for the licensed assets, we issued to Pfizer Inc., 3,833,333.33 shares of Series A-2 Preferred Stock of Cerevel Therapeutics, Inc., a predecessor entity, with an estimated fair value of $100.4 million or $26.20 per share. The 3,833,333.33 shares of Series A-2 Preferred Stock were converted into 26,149,211 shares of common stock upon the closing of our Business Combination. We also reimbursed Pfizer Inc. for $11.0 million of direct expenses related to the Pfizer License Agreement, bringing the total initial consideration to $111.4 million.

Under the terms of the Pfizer License Agreement, we are required to make regulatory approval milestone payments to Pfizer Inc., ranging from $7.5 million to $40.0 million on a compound-by-compound basis, upon the first regulatory approval in the United States for the first product containing or comprised of a given compound, with the amount of the payments determined by which designated group the compound falls into and with each such group generally characterized by the compounds’ stage of development. Each such regulatory approval milestone is payable only once per compound. If all of our applicable product candidates are approved in the United States, the total aggregate amount of such regulatory approval milestones payable to Pfizer Inc. would be approximately $190.0 million.

In addition, we are required to pay Pfizer Inc. commercial milestone payments up to an aggregate of $170.0 million per product when aggregate net sales of products under the Pfizer License Agreement in a calendar year first reach various thresholds ranging from $500.0 million to $2.0 billion. Each commercial milestone payment is payable only once upon first achievement of the applicable commercial milestone. If all of our applicable product candidates achieve all of the commercial milestones, the total aggregate amount of such commercial milestones payable to Pfizer Inc. would total approximately $1.4 billion.

We are also required to pay Pfizer tiered royalties on the aggregate net sales during each calendar year, determined on a product-by-product basis with respect to products under the Pfizer License Agreement, at percentages ranging from the low-single digits to mid-teens, with the royalty rate determined by which designated group the applicable compound for such product falls into and with each such group generally characterized by the compounds’ stage of development, and subject to certain royalty deductions for the expiration of patent, regulatory and data exclusivity, generic competition and third-party royalty payments as set forth in the Pfizer License Agreement.

Amended and Restated Registration and Shareholder Rights Agreement

On the closing date of the Business Combination, we entered into an Amended and Restated Registration and Shareholder Rights Agreement with BC Perception Holdings, LP, Pfizer Inc., Perceptive Life Sciences Master Fund Ltd, ARYA Sciences Holdings II and certain individual investors, which agreement was amended by a waiver dated as of January 20, 2021, or as so amended, the Registration and Shareholder Rights Agreement, pursuant to which, among other things, BC Perception Holdings, LP, Pfizer Inc., Perceptive Life Sciences Master Fund Ltd and ARYA Sciences Holdings II, or collectively, the Sponsor Holders, agreed not to effect any sale or distribution of any of our equity securities held by any of them during the lock-up period described therein and were granted certain registration rights and preemptive rights with respect to their respective shares of common stock, and BC Perception Holdings and Pfizer Inc. agreed to cast their votes such that our board of directors would be constituted as set forth in the Business Combination Agreement and the Registration and Shareholder Rights Agreement and would have certain rights to nominate directors to serve on our board of directors, in each case, on the terms and subject to the conditions therein. Pfizer Inc. and BC Perception Holdings, LP each own more than 5% of our common stock.

In particular, the Registration and Shareholder Rights Agreement provides for the following registration rights:

•
Demand registration rights. We are required, upon the written request of any Sponsor Holder, to file a registration statement and use our reasonable best efforts to effect the registration of all or part of such Sponsor Holder’s registrable securities. Promptly upon our receipt of a demand registration request from a Sponsor Holder, we are required to notify all other Sponsor Holders then holding registrable securities of such request and offer each such other Sponsor Holder the opportunity to include its registrable securities in the demand registration statement to be filed.
•
Shelf registration rights. We are required, upon the written request of any Sponsor Holder, to file a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, and use our reasonable best efforts to effect the registration of all or a portion of their registrable securities. ARYA Sciences Holdings II and Perceptive Life Sciences Master Fund Ltd were deemed to have given such a request as of the date of the Registration and Shareholder Rights Agreement with respect to all their registrable securities. Promptly upon our receipt of a shelf registration request from a Sponsor Holder, we are required to notify all other Sponsor Holders then holding registrable securities of such request and offer each such other Sponsor Holder the opportunity to include its registrable securities in the shelf registration statement to be filed. At any time that we have an effective shelf registration statement with respect to a Sponsor Holder’s registrable securities, such Sponsor Holder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown. Upon our receipt of an underwritten shelf takedown request from such Sponsor Holder, we are required to notify the other Sponsor Holders with registrable securities covered by the applicable registration statement and offer each such other Sponsor Holder the opportunity to include its registrable securities in the underwritten shelf takedown.
•
Piggyback registration rights. If we propose to file a registration statement to register any of our equity securities under the Securities Act or to conduct a public offering, either for our own account or for the account of any other person, subject to certain exceptions, the Sponsor Holders are entitled to include their registrable securities in such registration statement.
•
Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by us and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration and Shareholder Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.
•
Registrable Securities. Our securities cease to be registrable securities when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, such securities have been transferred pursuant to Rule 144 under the Securities Act or such securities have ceased to be outstanding.
•
Lock-up. In connection with any registration pursuant to any of the registration rights described above that is conducted as an underwritten public offering, each Sponsor Holder, we and our directors and officers will, if requested, execute and deliver a customary lock-up agreement with the underwriter(s) of such underwritten public offering, subject to certain customary exceptions.

Furthermore, under the Registration and Shareholder Rights Agreement, each of BC Perception Holdings, LP and Pfizer Inc. have agreed to cast all votes to which such entities are entitled such that our board of directors would consist of 11 directors, divided into three classes (being Class I, II and III) with Class I consisting of three directors and Class II and III each consisting of four directors.

For as long as BC Perception Holdings, LP holds an amount of our equity securities that is equal to 50% or more of the amount of securities it held at the closing of the Business Combination, it shall be entitled to nominate four directors, with such right (i) decreasing to three directors at such time when BC Perception Holdings, LP holds 35% or more but less than 50% of the amount of securities it held at the closing of the Business Combination; (ii) decreasing to two directors at such time when BC Perception Holdings, LP holds 20% or more but less than 35% of the amount of securities it held at the closing of the Business Combination; (iii) decreasing to one director at such time when BC Perception Holdings, LP holds 5% or more but less than 20% of the amount of securities it held at the closing of the Business Combination; and (iv) terminating at such time when BC Perception Holdings, LP holds less than 5% of the amount of securities it held at the closing of the Business Combination.

For as long as Pfizer Inc. holds an amount of our equity securities that is equal to 50% or more of the amount of securities it held at the closing of the Business Combination, it shall be entitled to nominate two directors, with such right (i) decreasing to one director at such time when Pfizer Inc. holds 20% or more but less than 50% of the amount of securities it held at the closing of the Business Combination; and (ii) terminating at such time when Pfizer Inc. holds less than 20% of the amount of securities it held at the closing of the Business Combination.

Additionally, for as long as BC Perception Holdings, LP holds an amount of our equity securities that is equal to 60% or more of the amount of securities it held at the closing of the Business Combination, it shall be entitled, with the prior written consent of Pfizer Inc. (which consent may not be unreasonably withheld, conditioned or delayed), to nominate two unaffiliated directors to our board of directors. Finally, for as long as Pfizer Inc. holds at least 20% of the amount of securities it held at the closing of the Business Combination, Pfizer Inc. has the right to designate one non-voting observer to attend each meeting of our board of directors or its committees.

As of the date of this proxy statement, N. Anthony Coles was nominated to serve on our board of directors as our chief executive officer; Deborah Baron and Suneet Varma were nominated to serve on our board of directors by Pfizer Inc.; Christopher Gordon, Adam Koppel, Ruth McKernan and Gabrielle Sulzberger were nominated to serve on our board of directors by BC Perception Holdings, LP; Marijn Dekkers and Norbert Riedel were nominated to serve on our board of directors as unaffiliated directors by BC Perception Holdings, LP, with the prior written consent of Pfizer Inc.; and Doug Giordano was nominated to serve on our board of directors as the director mutually agreed by us and ARYA Sciences Holdings II pursuant to the Business Combination Agreement.

In addition, under the Registration and Shareholder Rights Agreement, subject to certain exceptions, in the event that we propose to issue any capital stock or rights, options or warrants to purchase capital stock or other securities convertible into or exchangeable or exercisable for capital stock, or New Securities, each Sponsor Holder has the right to purchase, in lieu of the person to whom we proposed to issue such New Securities, its pro rata proportion of such New Securities. Such preemptive rights will terminate on the earlier to occur of the seventh anniversary of the closing date of the Business Combination and (i) in the case of BC Perception Holdings, LP, the date on which BC Perception Holdings, LP beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination, (ii) in the case of Pfizer Inc., the date on which Pfizer Inc. beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination or BC Perception Holdings, LP beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination and (iii) in the case of ARYA Sciences Holdings II and Perceptive Life Sciences Master Fund Ltd, the date on which ARYA Sciences Holdings II and Perceptive Life Sciences Master Fund Ltd beneficially own less than 80% of the amount of securities they held at the closing of the Business Combination or BC Perception Holdings, LP beneficially owns less than 50% of the amount of securities it held at the closing of the Business Combination.

Finally, pursuant to the Registration and Shareholder Rights Agreement, to the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (i) any Sponsor Holder, (ii) any member of our board of directors, non-voting observer or any officer who is not our or any of our subsidiaries’ full-time employee or (iii) any affiliate, partner, advisory board member, director, officer, manager, member or shareholder of any Sponsor Holder who is not our or any of our subsidiaries’ full-time employee (any such person listed in (i), (ii) or (iii) being referred to herein as an External Party). Therefore, we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party.

Funding Agreement

In April 2021, through Cerevel Therapeutics, Inc., our wholly-owned subsidiary, we entered into separate funding agreements with BC Pinnacle Holdings, LP and another investor, or collectively, the Funding Agreements, pursuant to which BC Pinnacle Holdings, LP and the other investor will provide funding to support our development of tavapadon for the treatment of Parkinson’s disease. BC Pinnacle Holdings, LP is an affiliate of BC Perception Holdings, LP, a holder of 5% or more of our common stock. The funding agreement was reviewed and approved by both a special committee of our board of directors comprised solely of independent and uninterested directors and our audit committee.

Pursuant to the Funding Agreements, we will receive up to $62.5 million in funding from each of BC Pinnacle Holdings, LP and the other investor, for a combined total of up to $125 million in funding, or the Total Funding Commitment, of which approximately $31.3 million (25% of the Total Funding Commitment), $37.5 million (30% of the Total Funding Commitment) and approximately $31.3 million (25% of the Total Funding Commitment) have been received to date and $25.0 million (20% of the Total Funding Commitment) will be received in April 2024, subject to certain customary funding conditions.

In return we agreed to pay to BC Pinnacle Holdings, LP and the other investor (i) upon approval of tavapadon by the FDA, a combined $187.5 million (1.5x of the Total Funding Commitment), or the Approval Milestone Payment, with 50% of the Approval Milestone Payment due within 30 days of FDA approval and 12.5% of the Approval Milestone Payment due on each of the first four anniversaries of FDA approval, (ii) upon first reaching certain cumulative U.S. net sales thresholds, certain sales milestone payments and (iii) combined tiered, mid-single digit to low-double digit royalties on annual net sales of tavapadon in the United States.

At the time that BC Pinnacle Holdings, LP and the other investor collectively receive an aggregate of approximately $531.3 million (4.25x of the Total Funding Commitment), our payment obligations under the Funding Agreements will be fully satisfied. We have the option to satisfy our payment obligations to BC Pinnacle Holdings, LP and the other investor upon the earlier of FDA approval or May 1, 2025, by paying an amount equal to the Total Funding Commitment multiplied by a certain factor (which will initially be 3.00x and will increase over time to a maximum of 4.25x), less amounts previously paid to BC Pinnacle Holdings, LP and the other investor.

During the term of the Funding Agreements, we will use commercially reasonable efforts to develop and commercialize tavapadon in the United States, except that, upon the occurrence of certain significant safety, efficacy and regulatory technical failures of the program, or each, a Technical Failure, we will have the right to terminate the development of tavapadon and, upon such termination, will not be obligated to make any payments to BC Pinnacle Holdings, LP and the other investor. If we suspend or terminate the development of tavapadon or fail to perform certain diligence obligations for any reason other than a Technical Failure, we will pay BC Pinnacle Holdings, LP and the other investor a combined amount equal to the total amount funded by BC Pinnacle Holdings, LP and the other investor up to the date of termination, plus 12% interest compounded annually.

The foregoing are not, and do not purport to be, complete descriptions of the Pfizer License Agreement, the Registration and Shareholder Rights Agreement and the Funding Agreements, as applicable, and are subject to, and qualified by, the full text of such agreements, as applicable, each of which agreements has been filed with the SEC.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written policy with respect to related person transactions, setting forth the policies and procedures for the review and approval or ratification of related person transactions.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds or will exceed $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•
any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or director nominees;
•
any person who is known by us to be the beneficial owner of more than 5% of our voting stock;
•
any immediate family member of any of the foregoing persons; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any other person (other than a tenant or employee) sharing the household of the related person (as defined above).

Under the policy, the audit committee of our board of directors must review in advance, the material facts of all related person transactions. If advance review by our audit committee is not feasible, then the related person transaction must be reviewed at the audit committee’s next regularly scheduled meeting. In reviewing any related person transaction, our audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Pursuant to the policy, our audit committee has reviewed certain types of related person transactions and determined that such transactions are to be deemed pre-approved. Under the policy, such transactions are not subject to further review by our audit committee. The list of applicable transactions is set forth in the policy. In connection with each regularly scheduled meeting of our audit committee, a summary of any new related person transactions deemed pre-approved (other than director and executive compensation arrangements) will be provided to audit committee for its review.

If a related person transaction will be ongoing, our audit committee may establish guidelines for our management to follow in its ongoing dealings with the related person, and thereafter, our audit committee will periodically review and assess such ongoing transaction and confirm that the ongoing dealings with the related person have been in compliance with the guidelines established by our audit committee.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2022.

AUDIT COMMITTEE REPORT

This report is submitted by the audit committee of the board of directors of the Company. The audit committee currently consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 under the Exchange Act and the applicable rules of Nasdaq. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The board of directors has designated each member of the audit committee as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the board of directors.

The audit committee’s general role is to assist the board of directors in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the audited consolidated financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on the review and discussions referenced above, and other matters it deemed relevant, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in our Annual Report for filing with the SEC.

Respectfully submitted by the Audit Committee,

Gabrielle Sulzberger, J.D., M.B.A. (Chairperson)
Doug Giordano, M.B.A.
Norbert Riedel, Ph.D.

April 28, 2023

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We recognize the interest our stockholders have in the compensation of our executives. In recognition of that interest and in accordance with Section 14A of the Exchange Act, our board of directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our NEOs, as disclosed in this proxy statement (commonly known as a “say-on-pay” proposal).

As described in detail under the heading “Compensation Discussion and Analysis,” our NEO compensation program is designed to motivate, retain and reward high performing executives for their long-term value creation for us. We believe our NEO compensation program also is structured appropriately to support us and our business objectives, as well as to support our culture. Our compensation committee and board of directors regularly review our compensation program for our NEOs to ensure the fulfillment of our compensation philosophy, objectives and goals.

Please read the “Compensation Discussion and Analysis” section and the “Executive Compensation Tables” for additional details about our NEO compensation program, including information about the target and earned compensation of our NEOs in the fiscal year ended December 31, 2022.

We are asking our stockholders to indicate their support for our NEO compensation in 2022 as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for its 2023 annual meeting of stockholders, including the Compensation Discussion and Analysis and the other related tables and disclosure, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on us. We are committed to being responsive to stockholder feedback, and the results of our say-on-pay votes, along with other relevant factors, will help inform the compensation committee’s discussions about our executive compensation program.

Voting Requirement to Approve Proposal

For Proposal 2, advisory approval of the compensation of our NEOs will be obtained if the number of votes properly cast FOR the proposal exceeds the number of votes properly cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 2.

THE BOARD RECOMMENDS A VOTE

FOR

THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

(PROPOSAL 2 ON YOUR PROXY CARD)

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP has been appointed by our audit committee to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Ernst & Young LLP has served as our independent registered public accounting firm since 2019. A representative of Ernst & Young LLP is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our organizational documents do not require that our stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. We are requesting such ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice.

If our stockholders do not ratify the appointment, our audit committee will reconsider whether to retain Ernst & Young LLP, but still may retain this firm. Even if the appointment is ratified, our audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Voting Requirement to Approve Proposal

For Proposal 3, the appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified if the number of votes properly cast FOR the proposal exceeds the number of votes properly cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2023.

(PROPOSAL 3 ON YOUR PROXY CARD)

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young LLP for the fiscal years ended December 31, 2022 and 2021.

Fee Category	Year ended December 31, 2022	Year ended December 31, 2021
Audit Fees(1)	$1,195,730	$1,345,747
Tax Fees(2)	38,000	86,800
All Other Fees(3)	1,060	1,930
Total	$1,234,790	$1,434,477

(1)
“Audit Fees” consist of fees for the integrated audit of our annual consolidated financial statements and the review of our interim consolidated financial statements. The audit fees incurred also include fees relating to services performed in connection with our securities offerings, in each case including comfort letters, consents and review of documents filed with the SEC and other offering documents.
(2)
“Tax Fees” consist of fees billed for professional services, including permissible tax compliance, tax planning and tax advice.
(3)
“All Other Fees” consist of fees for accounting research software.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of our audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. Our audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by our audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Our bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Corporate Secretary at Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date of the preceding year’s annual meeting. Therefore, for our 2024 annual meeting of stockholders, we must receive notice of such nomination or proposal no earlier than the close of business on February 8, 2024 and no later than the close of business on March 9, 2024. However, our bylaws also provide that in the event the date of an annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Corporate Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 30, 2023. Such proposals must be delivered to our Corporate Secretary at Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also access any document we file with the SEC on our website at www.cerevel.com under the “Investors & Media” section.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 28, 2023. You should not assume that the information contained in this document is accurate as of any date other than that date, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

ANNUAL REPORT

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report as filed with the SEC. Requests for such copies should be addressed to:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

(844) 304-2048

Attention: Corporate Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting us at Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, (844) 304-2048, Attention: Corporate Secretary. We will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability of proxy materials and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability of proxy materials and proxy statements, you may request householding in the future by contacting our Corporate Secretary.

OTHER BUSINESS

Our board of directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/CERE** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-362-3908** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online and/or participate at www.proxydocs.com/CERE

Cerevel Therapeutics Holdings, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 10, 2023

TIME: Wednesday, June 7, 2023 9:00 AM, Eastern Time

PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CERE for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints N. Anthony Coles, Scott Akamine and Mark Bodenrader (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cerevel Therapeutics Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cerevel Therapeutics Holdings, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect four Class III director nominees to serve on the board of directors of Cerevel Therapeutics Holdings, Inc. for a three-year term expiring at the 2026 annual meeting of stockholders.	FOR	AGAINST	ABSTAIN	
	1.01 Marijn Dekkers	☐	☐	☐	FOR
	1.02 Deval Patrick	☐	☐	☐	FOR
	1.03 Norbert Riedel	☐	☐	☐	FOR
	1.04 Gabrielle Sulzberger	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement.	☐	☐	☐	FOR
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.	☐	☐	☐	FOR
4.	To transact such other business as may properly come before the meeting.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/CERE

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date